UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A INFORMATION REQUIRED IN PROXY STATEMENT

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Delta Apparel, Inc.

Annual Meeting of Shareholders

February 6, 2020

Notice of Annual Meeting of Shareholders

and Proxy Statement

February 6, 2020

8:30 AM Eastern Time

Delta Apparel, Inc.

2750 Premiere Parkway - Suite 100

Duluth, GA 30097

Delta Apparel, Inc. 322 S. Main Street Greenville, South Carolina 29601 Telephone (864) 232-5200

December 17, 2019

To Our Shareholders:

Thank you for your investment in Delta Apparel, Inc. On behalf of our Board of Directors, it is my pleasure to invite you to attend our upcoming annual meeting of shareholders on Thursday, February 6, 2020 (the "Annual Meeting"). The Annual Meeting will be held at our offices located at 2750 Premiere Parkway, Suite 100, Duluth, Georgia 30097, and will begin at 8:30 a.m. local time.

The attached Notice of Annual Meeting of Shareholders and Proxy Statement describes the matters that we expect to act upon at the Annual Meeting. If you were a shareholder of record as of December 13, 2019, you are entitled to vote on these matters. Your vote is very important to us. If you are unable to attend the meeting, please vote by proxy over the Internet, by telephone or by completing the enclosed proxy card and signing, dating and returning the card at your earliest convenience. Voting over the Internet, by telephone or by written proxy card will ensure your representation at the Annual Meeting regardless of whether you attend in person. If you attend the Annual Meeting and desire to revoke your proxy and vote in person, you may do so. In any event, you are entitled to revoke your proxy at any time before it is exercised.

We appreciate your continued support of Delta Apparel and look forward to seeing you at the Annual Meeting.

Sincerely,

Robert W. Humphreys

Chairman and Chief Executive Officer

Delta Apparel, Inc. 322 S. Main Street Greenville, South Carolina 29601 Telephone (864) 232-5200

Notice of Annual Meeting of Shareholders

February 6, 2020, 8:30 AM ET

It is my pleasure to invite you to attend the annual meeting of the shareholders of Delta Apparel, Inc. (the "Company") on Thursday, February 6, 2020, at 8:30 a.m. local time (the "Annual Meeting"). The Annual Meeting will be held at our offices located at 2750 Premiere Parkway, Suite 100, Duluth, Georgia 30097. At the Annual Meeting, shareholders will vote on the following matters, which are further described in the attached proxy statement (the "Proxy Statement"):

1.

To elect eight members to the Company's Board of Directors to serve until the Company's next annual meeting of shareholders, until their successors are duly elected and qualified, or until their earlier resignation;

2.	To hold an advisory vote to approve the compensation of the Company's named executive officers;

3.	To approve the Delta Apparel, Inc. 2020 Stock Plan;

4.	To ratify the appointment of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending October 3, 2020; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only shareholders whose names appear of record on our books as of the close of business on December 13, 2019, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

You are cordially invited to attend the Annual Meeting in person, but if you are unable to do so, please vote by proxy over the Internet, by telephone or by completing the enclosed proxy card and signing, dating and returning the card at your earliest convenience. Voting over the Internet, by telephone or by written proxy card will ensure your representation at the Annual Meeting regardless of whether you attend in person. If you attend the Annual Meeting and desire to revoke your proxy and vote in person, you may do so. In any event, you are entitled to revoke your proxy at any time before it is exercised.

By Order of the Board of Directors,

Deborah H. Merrill

Chief Financial Officer & President, Delta Group

December 17, 2019

Greenville, South Carolina

* * * * * *

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on February 6, 2020: The Delta Apparel, Inc. Notice of Annual Meeting of Shareholders and Proxy Statement and the Delta Apparel, Inc. Fiscal Year 2019 Annual Report are available at www.proxyvote.com.

* * * * * *

Explanatory Note

We qualify as a "smaller reporting company" pursuant to Item 10 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), because our public float was less than the applicable $250 million threshold on the last day of the second quarter of our 2019 fiscal year. As such, we have elected to provide in the Proxy Statement certain scaled disclosures permitted of smaller reporting companies under the Exchange Act.

PROXY STATEMENT

The Notice of Internet Availability of Proxy Materials, this Proxy Statement, the accompanying proxy voting card, and our Annual Report for our fiscal year 2019 were first made available to holders of Delta Apparel, Inc. common stock on or about December 17, 2019. On behalf of our Board of Directors, we are soliciting your proxy to vote your shares of the Company's common stock at our Annual Meeting and all adjournments or postponements of such meeting. We solicit proxies to provide all shareholders of record with an opportunity to vote on matters to be presented at the Annual Meeting. The information provided in this Proxy Statement is intended to assist you in voting your shares on these matters. This Proxy Statement and our Fiscal Year 2019 Annual Report are available at no charge on our website at www.deltaapparelinc.com.

IMPORTANT INFORMATION REGARDING THE ANNUAL MEETING

Purpose and location of the Annual Meeting

At the Annual Meeting, our shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders in this Proxy Statement, including the election of the eight nominees as directors, an advisory vote on the compensation of our named executive officers, approval of the Delta Apparel, Inc. 2020 Stock Plan, ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for our 2020 fiscal year, and such other business as may be properly brought before the Annual Meeting. This Proxy Statement summarizes certain material information regarding the Annual Meeting. The Annual Meeting will be held on Thursday, February 6, 2020, at 8:30 a.m. local time at our offices located at 2750 Premiere Parkway, Suite 100, Duluth, Georgia 30097.

Attendance at the Annual Meeting

All of our shareholders are invited to attend the Annual Meeting. Only Delta Apparel, Inc. shareholders as of the close of business on Friday, December 13, 2019 (the "Record Date"), may vote at the Annual Meeting.

Solicitation of proxies

Our Board of Directors (the "Board") is soliciting your proxy to vote at the Annual Meeting.

Proposals to be voted on at the Annual Meeting

At the Annual Meeting, shareholders as of the Record Date will vote on four proposals:

1.

The election of the following eight nominees to the Board of Directors to serve until the Company's next annual meeting of shareholders, until their successors are duly elected and qualified, or until their earlier resignation;

Nominee	Director Since
Anita D. Britt	2018
J. Bradley Campbell	2015
Dr. G. Jay Gogue	2010
Glenda E. Hood	2019
Robert W. Humphreys	1999
Robert E. Staton, Sr.	2009
A. Alexander Taylor, II	2016
David G. Whalen	2017

2.	An advisory vote on the compensation of our named executive officers as disclosed in this Proxy Statement;

3.	Approval of the Delta Apparel, Inc. 2020 Stock Plan; and

4.	Ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for our 2020 fiscal year.

Delta Apparel, Inc.     1     Proxy Statement

Voting recommendations of the Board

The Board recommends the following votes:

1.	FOR each of the eight director nominees to the Board ("Proposal No. 1");

2.	FOR the approval of the compensation of our named executive officers ("Proposal No. 2");

3.	FOR the approval of the Delta Apparel, Inc. 2020 Stock Plan ("Proposal No. 3"); and

4.	FOR ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for our 2020 fiscal year ("Proposal No. 4").

Other matters to be voted on

The Board does not intend to present any other matters at the Annual Meeting, and we do not know of any other matters that will be brought before the shareholders for a vote at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, your signed proxy card gives authority to the persons named in the proxy to vote on such matters in their discretion and in accordance with their best judgment.

Entitlement to vote and number of votes

Holders of our common stock as of the close of business on the Record Date, December 13, 2019, may vote at the Annual Meeting, either in person or by proxy.

Each share of Delta Apparel, Inc. common stock that you owned at the close of business on the Record Date is entitled to one vote for each director nominee and one vote for each of the remaining proposals. You do not have the right to cumulate your votes with respect to the election of any director.

Difference between holding shares as a shareholder of record and as a beneficial owner

Many shareholders hold their shares through a broker or bank rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record. If your shares are registered directly in your name with the Company's transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by the Company.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank, you are considered the beneficial owner of shares held in street name, and these proxy materials may be forwarded to you by your bank or broker, which is considered the shareholder of record of these shares. As the beneficial owner, you have the right to direct your bank or broker how to vote, and are also invited to attend the Annual Meeting. However, if you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the shareholder of record. Your bank or broker may provide a voting card or voting instruction form for you to use for providing directions for how to vote your shares.

How to vote

If you are a shareholder of record, there are four ways to vote:

1.	By internet at www.proxyvote.com;

2.	By toll-free telephone at 1-800-690-6903;

3.	By completing and mailing your proxy card; or

4.	By voting in-person at the Annual Meeting. If you choose to vote in-person at the Annual Meeting, please bring proof of personal identification.

The internet and telephone voting procedures are designed to confirm your identity, to allow you to provide your voting instructions and to verify that your instructions have been properly recorded. If you wish to vote by internet or telephone, please follow the instructions that are printed on the enclosed proxy card. If you vote by internet or telephone, your vote must be received by 11:59 p.m. local time on

February 5, 2020, the day before the Annual Meeting. Your shares will be voted as you

Delta Apparel, Inc.     2     Proxy Statement

indicate. If you sign and return your proxy card but you do not indicate your voting preferences, the proxy holders will vote your shares FOR each of the nominees in Proposal No. 1 and FOR Proposal Nos. 2, 3 and 4. Although we are not currently aware of any other matters that will be brought before the Annual Meeting, by signing and returning your proxy card, you appoint the proxy holders as your representatives at the Annual Meeting. If a matter is raised for a vote at the Annual Meeting that is not included in these proxy materials, then the proxy holders will vote your shares in accordance with their best judgment.

If your shares are held in street name, you should follow the voting directions provided by your bank or broker. You may complete and mail a voting instruction card to your bank or broker or, in most cases, submit voting instructions by the internet or telephone to your bank or broker. If you provide specific voting instructions by mail, the internet or telephone, your shares should be voted by your bank or broker as you have directed. AS A RESULT OF THE RULES OF THE NEW YORK STOCK EXCHANGE ("NYSE"), YOUR BANK OR BROKER CANNOT VOTE WITH RESPECT TO PROPOSAL NOS. 1, 2 OR 3 UNLESS IT RECEIVES VOTING INSTRUCTIONS FROM YOU.

We will distribute written ballots at the Annual Meeting to any shareholder of record who wants to vote. If you hold your shares in street name, you must request and receive a legal proxy from your bank or broker to vote in person at the Annual Meeting.

Householding

Please note that only one copy of the proxy materials may be delivered to multiple shareholders of record sharing an address unless we receive contrary instructions from one or more of the applicable shareholders. Upon request from any such shareholder, we will provide a separate copy of the proxy materials. Such requests can be made to Lauren Satterfield, Associate Counsel, at the Company's principal executive offices located at 322 S. Main Street, Greenville, South Carolina 29601, or via telephone at (864) 232-5200.

Changing or revoking proxy

If you are a shareholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

1.	Entering a new vote by internet or telephone;

2.	Returning a later-dated proxy card;

3.	Sending written notice of revocation to Lauren Satterfield, Associate Counsel, at the Company's principal executive offices located at 322 S. Main Street, Greenville, South Carolina 29601; or

4.	Completing a written ballot at the Annual Meeting. If you choose to complete a written ballot at the Annual Meeting, please bring proof of personal identification.

Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

If your shares are held in street name, you must follow the specific directions provided to you by your bank or broker to change or revoke any instructions you have already provided to your bank or broker.

Method of counting votes

Votes are counted by an inspector of election designated by our Board of Directors.

Financial responsibility for soliciting proxies

We will pay for the cost of preparing, assembling, printing and mailing the proxy materials to our shareholders, as well as the cost of soliciting proxies relating to the meeting. In addition, we will reimburse banks and brokers for their reasonable charges and expenses in forwarding proxies and proxy materials to the beneficial owners of the shares held in street name. Our officers, directors and employees may, without additional compensation, supplement these solicitations of proxies by telephone, email and personal solicitation.

Quorum requirement for Annual Meeting

To conduct the Annual Meeting, two-thirds of the outstanding shares of the Company's common stock entitled to vote must be present in person or by proxy at the Annual Meeting. This is referred to as a "quorum." If you vote, your shares will be considered present at the Annual Meeting for purposes of determining whether a quorum exists. Abstentions and broker non-votes will be counted as shares present at the Annual Meeting in determining the presence or absence of a quorum. On the

Delta Apparel, Inc.     3     Proxy Statement

Record Date, there were 6,988,823 shares outstanding and approximately 805 shareholders of record. Two-thirds of the Company's outstanding shares of common stock, or 4,659,216 shares, will constitute a quorum.

Broker non-votes

Broker non-votes occur when holders of record, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial owners by the date specified in the statement requesting voting instructions that has been provided by the bank or broker. If that happens, the bank or broker may vote those shares only on matters as permitted by the NYSE's rules and regulations. The NYSE prohibits banks and brokers from voting uninstructed shares in the election of directors and in matters related to executive compensation; accordingly, banks and brokers cannot vote with respect to Proposal Nos. 1, 2 and 3 unless they receive voting instructions from the beneficial owners. However, banks and brokers may vote on Proposal No. 4 without receiving specific instructions from the beneficial owner. Broker non-votes will not affect the outcome of Proposal Nos. 2 and 3 being voted on at the Annual Meeting, assuming that a quorum is obtained.

Vote required to approve each proposal

Proposal No. 1:

For the election of directors, the eight nominees for director will be elected if they receive an affirmative vote of a majority of the shares present at the meeting or represented by proxy and entitled to vote for the election of directors at the Annual Meeting. Shares present at the meeting include shares voted "For" and "Withhold" with respect to a director's election, as well as broker non-votes and abstentions, which will all be counted in determining the number of shares present. Accordingly, broker non-votes and abstentions will have the same effect as a "Withhold" vote.

Proposal No. 2:

For the advisory vote on the compensation of our named executive officers, the vote is not binding on our Board of Directors or our Compensation Committee and, therefore, no specific vote is required to approve the proposal. However, our Board and Compensation Committee will review the voting results and consider them in making future decisions about executive compensation.

Proposal No. 3:	Approval of the Delta Apparel, Inc. 2020 Stock Plan requires that the number of votes cast "FOR" exceeds the number of votes cast against this proposal. Votes cast exclude broker non-votes and abstentions and, therefore, broker non-votes and abstentions will have no effect on the approval of the Delta Apparel, Inc. 2020 Stock Plan.

Proposal No. 4:

Ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for our fiscal year 2020 requires that the number of votes cast "FOR" exceeds the number of votes cast against this proposal. Abstentions and broker non-votes will have no effect on the vote with respect to this proposal.

Availability of the Company's proxy materials on the internet

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on February 6, 2020: The Delta Apparel, Inc. Notice of Annual Meeting of Shareholders and Proxy Statement and the Delta Apparel, Inc. Fiscal Year 2019 Annual Report are available at www.proxyvote.com.

We have also made available on our website at www.deltaapparelinc.com a copy of our fiscal year 2019 Annual Report and Notice of Annual Meeting and Proxy Statement, as filed with the Securities and Exchange Commission ("SEC").

Obtaining a paper copy of the proxy materials

If you received a notice regarding the internet availability of the proxy materials, you will find instructions about how to obtain a paper copy of the proxy materials in your notice. We will furnish, on written request and without charge, a printed copy of the proxy materials to each person whose proxy is solicited and to each person representing that, as of the Record Date, he, she, or it was a beneficial owner of shares entitled to be voted at the meeting. Such written request should be directed to Lauren Satterfield, Associate Counsel, at the Company's principal executive offices located at 322 S. Main Street, Greenville, South Carolina 29601. We will mail a paper copy of the proxy materials to all shareholders to whom we do not send a notice regarding the internet availability of the proxy materials.

Voting results of the Annual Meeting

We will announce the preliminary voting results at the Annual Meeting and will publish final results in a current report on Form 8-K filed with the SEC on or before February 12, 2020. This Form 8-K will be available without charge to shareholders upon written request to Lauren Satterfield, Associate Counsel, Delta Apparel, Inc., 322 S. Main Street, Greenville, South Carolina 29601, or via the internet at www.deltaapparelinc.com.

Delta Apparel, Inc.     4     Proxy Statement

References to our website address throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the SEC’s rules. These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement or the accompanying materials.

Deadline for consideration of shareholder proposals or director nominations for our next annual meeting of shareholders following the Annual Meeting

Applicable SEC rules and regulations govern the submission of shareholder proposals and the Company's consideration of them for inclusion in next year's proxy statement.  If you are a shareholder and you want to present a proposal at our next annual meeting and have it included in the Company's proxy statement for that meeting, you must submit the proposal in writing at the Company's principal executive offices at 322 S. Main Street, Greenville, South Carolina 29601, Attention: Associate Counsel, on or before August 19, 2020. If you want to present a proposal at the Company's next annual meeting (but not have the proposal included in the Company's proxy statement) or to nominate a person for election as a director, you must comply with the advance written notice and other requirements set forth in our Bylaws, including delivering the proposal or nomination to the Company's Associate Counsel no later than October 9, 2020, which is 120 days prior to the first anniversary of the prior year annual meeting.

Delta Apparel, Inc.     5     Proxy Statement

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Delta Apparel, Inc.     6     Proxy Statement

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Each of our director nominees brings extensive management and leadership experience gained through his or her service to diverse businesses and institutions. Our directors are committed to effectively oversee management’s performance, to act in the long-term best interests of shareholders and to maintain a high standard of corporate governance.

Our Bylaws provide that the number of directors to be elected at any meeting of shareholders will be between two and fifteen, and will otherwise be determined by our Board of Directors. Our Board of Directors has determined that eight directors shall be nominated for election at the Annual Meeting.

The eight individuals listed below are nominees for election as directors at the Annual Meeting to serve until our next annual meeting of shareholders, until their successors are duly elected and qualified, or until their earlier resignation. Included in each nominee's biography below is a description of the qualifications, experience, attributes and skills of such nominee that led our Board to conclude that he or she is well-qualified to serve as a member of our Board. With the exception of Ms. Hood, who was appointed to our Board in April 2019, each of the nominees was elected by the shareholders at our most recent annual meeting of shareholders.

Our Board has affirmatively determined that with the exception of Robert W. Humphreys, our Chairman and Chief Executive Officer, each of the nominees qualifies as "independent" under NYSE American corporate governance listing standards and also meets the Company's director qualification standards, which are described in the "Corporate Governance” section of this Proxy Statement. We believe that all of the nominees will be available and able to serve as directors.

Unless you vote “Withhold” with respect to a particular nominee or all nominees, the proxy holders will vote your shares “FOR” each of the nominees listed below. In the event that any nominee is not available or able to serve, our Board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE EIGHT NOMINEES.

Anita D. Britt (Independent)
Director Since: 2018 Age: 56 Committees: Audit Corporate Governance

Ms. Britt served as Chief Financial Officer for the apparel company Perry Ellis International, Inc. from March 2009 until her retirement in March 2017. From August 2006 to February 2009, Ms. Britt served as Executive Vice President and Chief Financial Officer of Urban Brands, Inc., a privately held apparel company. From 1993 to 2006, Ms. Britt served in various financial leadership roles, including Executive Vice President, Finance, for Jones Apparel Group, Inc. Since February 2018, Ms. Britt has served as a member of the Board of Directors and Audit Committee of American Outdoor Brands Corporation (NASDAQ: AOBC) and currently chairs its Audit Committee. Ms. Britt previously served on the Board of Trustees and Finance Committee of St. Thomas University from April 2013 to January 2018 and as its Chief Financial Officer from January 2018 to March 2018. Ms. Britt is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants and the Pennsylvania Institute of Certified Public Accountants. Ms. Britt is also a Board Leadership Fellow, as designated by the National Association of Corporate Directors. Ms. Britt brings to our Board extensive financial leadership and apparel industry experience in both the public and private sectors as well as extensive experience with consumer-oriented companies.

J. Bradley Campbell (Independent)
Director Since: 2015 Age: 71 Committees: Audit Corporate Governance

Mr. Campbell has been a Certified Public Accountant for over 40 years. He served as the Managing Partner of the South Carolina Upstate practice of Cherry Bekaert LLP, CPAs, from 2003 until his retirement in 2013.  Mr. Campbell spent the first 28 years of his career with Deloitte LLP, one of the world's largest accounting firms, where he was a partner for over 18 years and served as Managing Partner of its South Carolina practice.  He is a member of the American Institute of Certified Public Accountants and the South Carolina Association of Certified Public Accountants. Since his retirement, Mr. Campbell has independently engaged in business and financial consulting services.  Mr. Campbell currently serves on the Advisory Committee to the Board of Directors of a privately-held multinational company and has served on the boards of numerous non-profit and community organizations.  During his career, Mr. Campbell has advised a wide variety of publicly-traded and large privately-held companies, including companies in the apparel, textile and consumer products industries.  Mr. Campbell brings to our Board extensive financial, accounting and tax expertise with a focus on our industry, as well as significant business leadership experience.

Delta Apparel, Inc.     7     Proxy Statement

Dr. G. Jay Gogue (Lead Independent Director)
Director Since: 2010 Age: 72 Committees: Corporate Governance (Chair) Compensation

Dr. Gogue served as President of Auburn University from 2007 until his retirement in July 2017, and subsequently served as President Emeritus of Auburn University until July 2019.  Since July 2019, Dr. Gogue has served as Interim President of Auburn University. Dr. Gogue served as President of the University of Houston and Chancellor of the University of Houston System from 2003 to 2007. Prior to his tenure at the University of Houston, he was President of New Mexico State University from 2000 to 2003 and Provost of Utah State University from 1995 to 2000. Dr. Gogue began his career in higher education administration in 1986 as Associate Director of the Office of University Research at Clemson University, where he also served as Vice President for research and Vice President and Vice Provost for agriculture and natural resources. Dr. Gogue has served as an accreditation reviewer for the Pacific Northwest Association of Schools and Colleges, Commission on Colleges, and on the boards of several privately-held companies. His leadership of large educational institutions has involved development of strategic plans, operating under difficult budgetary constraints and balancing the needs of diverse stakeholders including students, faculty, alumni and state government. Dr. Gogue's wealth of experience managing large and complex organizations, including the financial functions thereof, provides our Board with valuable input and expertise.

Glenda E. Hood (Independent)
Director Since: 2019 Age: 69 Committees: Compensation	Ms. Hood served as Secretary of State for the State of Florida from 2003 to 2005 and served three terms as Mayor and Chief Executive Officer for the City of Orlando, Florida, spanning from 1992 to 2003. Since 2006, Ms. Hood has provided business development and consulting services as President and Chief Executive Officer of Hood Partners, LLC, and also provided strategic consulting services to business, government and civic leaders across the country through triSect, a firm she founded in 2010. In addition, since 2008, Ms. Hood has served on the Board of Directors and Executive Committee for each of SantaFe HealthCare and Axiom Bank, NA, and currently serves as Chair of each. She has also served as a director for engineering services firm Baskerville-Donovan, Inc. since 2006. Ms. Hood previously served on the Board of Directors and Audit Committee for energy services provider Allete (NYSE: ALE) from 2000 to 2003, and on the Board of Directors and Audit, Finance & Budget and Quality Committees for AvMed Health Plans from 2006 to 2008. Ms. Hood also currently serves in advisory roles for a variety of other civic and community organizations. Ms. Hood brings to our Board over 40 years of valuable business, organizational and political leadership experience spanning multiple industries and sectors.

Robert W. Humphreys
Director Since: 1999 Age: 62 Committees: None

Mr. Humphreys is the Chairman and Chief Executive Officer of Delta Apparel, Inc. He has served as Chairman of our Board since 2009. Mr. Humphreys previously served Delta Apparel, Inc. as President and Chief Executive Officer for more than 10 years. From April 1999 until December 1999, Mr. Humphreys served as President of the Delta Apparel division of Delta Woodside Industries, Inc. In 1998, he was named Vice President of Finance and Assistant Secretary of Delta Woodside Industries, Inc. and served in that capacity until November 1999. From 1987 to May 1998, Mr. Humphreys served as President of Stevcoknit Fabrics Company, the former knit fabrics division of a subsidiary of Delta Woodside Industries, Inc. Mr. Humphreys has over 30 years of experience in the textile and apparel industry, including senior leadership roles in operations and finance. Under his direction, the Company has grown from a commodity t-shirt manufacturer to a diverse, branded apparel company. Mr. Humphreys' long history with the Company, combined with his leadership skills and operating experience, makes him particularly well-suited to be our Chairman and serve on our Board.

Robert E. Staton, Sr. (Independent)
Director Since: 2009 Age: 73 Committees: Audit (Chair)

Mr. Staton has served as President of Presbyterian College since July 2015. Mr. Staton previously served as Chief of Staff for Presbyterian College from 2011 through 2013, and as Executive Vice President of External Relations for Presbyterian College from 2006 until 2011. Mr. Staton has provided business development consulting services to Coleman Lew + Associates, an executive search and leadership development firm, since 2013. In 2002, Mr. Staton was named Chairman of the Board of Carolina National Bank and served in that capacity until its acquisition by First National Bank of the South in 2008. Mr. Staton served as a director of First National Bankshares and was a director of First National Bank of the South from 2008 until 2010. From 1986 until 2002, Mr. Staton served as Chairman and Chief Executive Officer of Colonial Life, a publicly traded company primarily in the business of selling and servicing voluntary benefits programs. Mr. Staton holds a Juris Doctor degree from the University of South Carolina School of Law. Mr. Staton has extensive professional experience in legal matters and senior executive positions with financial companies, as well as service as the chairman of a public company. Additionally, he has served on numerous boards and committees of public, private, civic, educational and other organizations. The knowledge and insight gained from this diverse experience contribute greatly to our Board.

Delta Apparel, Inc.     8     Proxy Statement

A. Alexander Taylor, II (Independent)
Director Since: 2016 Age: 66 Committees: Compensation (Chair) Corporate Governance

Mr. Taylor served as Chairman and Chief Executive Officer of FGX International, Inc. (NASDAQ: FGXI), a worldwide producer and marketer of eyeglasses and sunglasses, from 2005 to 2013, and as a consultant to FGX from July 2013 until 2014. Mr. Taylor served as President and Chief Operating Officer of Chattem, Inc. (NASDAQ: CHTT), a consumer products company, from 1998 to 2005, and was previously an attorney with Miller & Martin PLLC in Chattanooga, Tennessee from 1978 to 1998. Mr. Taylor served on the Board of Directors of Zoe's Kitchen, Inc. (NYSE: ZOES) from April 2015 to November 2018, including service on its Audit Committee and as Chair of its Compensation Committee. Mr. Taylor currently serves on the boards of several privately-held companies. Since 2014, Mr. Taylor has served as an Adjunct Professor at the Charleston School of Law and also currently serves as Chair of the Board of Trustees of Furman University. Mr. Taylor brings to our Board extensive consumer brand and retail experience in a variety of industries and functional areas, including operations, finance, legal and public company governance.

David G. Whalen (Independent)
Director Since: 2017 Age: 61 Committees: Compensation Corporate Governance

Mr. Whalen was President and Chief Executive Officer as well as a director of the A.T. Cross Company (subsequently Costa Inc. (NASDAQ: ATX)) from 1999 to 2014 when the company was sold. A.T. Cross manufactured and marketed writing instruments and personal accessories under the Cross brand name and premium sunglasses under the Costa brand name. From 1991 to 1999 Mr. Whalen held various senior positions with Bausch & Lomb, Inc., including Corporate Vice President, President Europe Middle East and Africa Division and President North America Ray-Ban Division. Earlier in his career, Mr. Whalen was Vice President Business Development with G. Heileman Brewing Company and a consultant for Booz Allen Hamilton.  Mr. Whalen has served on the Board of Directors of Pool Corporation (NASDAQ: POOL) since November 2015 and is a member of its Audit Committee and Strategic Planning Committee. Mr. Whalen previously served on the Board of Directors of Phoenix Footwear Group, Inc. (OTC: PXFG) from September 2015 to June 2017.  Mr. Whalen brings to our Board extensive marketing, financial, operational and senior leadership experience across multiple companies, industries and geographies as well as consumer brand development expertise. In addition, Mr. Whalen’s substantial business acquisition and integration experience provides our Board with valuable strategic depth and insight.

Delta Apparel, Inc.     9     Proxy Statement

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") requires each publicly-traded company to hold a shareholder advisory vote on the executive compensation of its named executive officers, otherwise known as a "Say-on-Pay" vote, at least once every three years. Our shareholders are being asked to vote on the following advisory resolution:

Resolved, that the shareholders advise that they approve the compensation paid to the Company's named executive officers as disclosed pursuant to the compensation disclosure requirements of the U.S. Securities and Exchange Commission, including the Executive Compensation section, compensation tables and related narrative discussion provided in this Proxy Statement.

Our Board's Compensation Committee is committed to creating an executive compensation program that enables us to attract, retain, and motivate outstanding and diverse executives. Each year, our Compensation Committee reviews all of our executive compensation programs to ensure that they continue to reflect our commitment to align the objectives and rewards of our executive officers with the creation of value for our shareholders. The programs have been designed to reinforce our pay-for-performance philosophy by delivering total compensation that motivates and rewards short-term and long-term financial performance to maximize shareholder value. At the same time, we believe our compensation programs are appropriately measured and do not encourage excessive risk-taking by our executive team. Our Board believes that our philosophy and compensation practices strike the appropriate balance between utilizing responsible pay practices and effectively motivating our executives to dedicate themselves to the interests of our shareholders.

For these reasons, the Board requests that you approve the Company's executive compensation policies and practices for our named executive officers as described in this Proxy Statement, including the Executive Compensation section, compensation tables and related narrative discussions. Because your vote is advisory, it will not be binding on our Board, our Compensation Committee, or the Company, and we will not be required to take any action as a result of the outcome of the vote on this proposal. However, our Compensation Committee will carefully consider the voting results and take them into consideration when making future decisions regarding executive compensation arrangements.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE COMPANY'S POLICIES AND PRACTICES ON EXECUTIVE COMPENSATION FOR OUR NAMED EXECUTIVE OFFICERS.

Delta Apparel, Inc.     10     Proxy Statement

PROPOSAL NO. 3

APPROVAL OF DELTA APPAREL, INC. 2020 STOCK PLAN

On November 20, 2019, our Board unanimously approved, subject to shareholder approval at the Annual Meeting, the Delta Apparel, Inc. 2020 Stock Plan (“2020 Stock Plan”). Our previous equity compensation plan, the Delta Apparel, Inc. 2010 Stock Plan (the "Prior Plan"), which was originally approved by our shareholders on November 11, 2010 and re-approved by our shareholders on February 4, 2015, will expire by its terms on September 14, 2020. Therefore, our Board has approved the 2020 Stock Plan to continue to afford our Board and its Compensation Committee the ability to offer a variety of compensatory awards designed to enhance our long-term success by encouraging stock ownership among our executives, key employees and directors.

The 2020 Stock Plan is substantially similar in both form and substance to the Prior Plan and, as discussed in more detail below, includes an amount of shares equal to that available for grant under the Prior Plan as of the date of the Annual Meeting plus any shares subject to awards granted under the Prior Plan that are subsequently forfeited or terminated for any reason before vesting or being exercised.  Accordingly, shareholders are not being asked to approve any additional amount of shares to be available for grant beyond what was previously approved by shareholders under the Prior Plan.

Management and our Board believe that the 2020 Stock Plan will provide a means of giving existing and new employees, as well as non-employee directors, an increased opportunity to acquire an investment in the Company, thereby maintaining and strengthening their desire to remain with or join the Company, and stimulating their efforts on the Company’s behalf. Further, as discussed in greater detail in the Executive Compensation section of this Proxy Statement, the Plan provides an important tool in the Company’s overall policy of establishing compensation programs that align the interests of our officers and directors with those of our shareholders.

The complete text of the 2020 Stock Plan is attached as Exhibit 1. The following description of the 2020 Stock Plan is a summary of certain terms and is qualified entirely by reference to Exhibit 1.

Description of the 2020 Stock Plan

The purpose of the 2020 Stock Plan is to promote the long-term success of Delta Apparel, Inc. and to provide meaningful incentives in the form of shares of stock in Delta Apparel, Inc. and/or cash to our officers and key employees and members of our Board that are aligned with, and supportive of, the attainment of business goals that will enhance shareholder value.

Shares Available Under the 2020 Stock Plan

The aggregate number of shares of common stock that may be delivered under the 2020 Stock Plan, and the aggregate number of shares of common stock that may be issued pursuant to incentive stock options, is the number of shares available for grant as of February 6, 2020, the date of the Annual Meeting, under the Delta Apparel, Inc. 2010 Stock Plan, plus any shares of common stock subject to outstanding awards (as of the date that the 2020 Stock Plan is approved by shareholders) under the Prior Plan that are subsequently forfeited or terminated for any reason before vesting or being exercised. We expect that 449,714 shares of common stock will be available for grant under the Prior Plan as of February 6, 2020.  All shares available for grant are subject to adjustment in the event of stock splits, stock dividends and other capital changes. If any award under the 2020 Stock Plan or Prior Plan terminates without having vested or been exercised in full, or if any award under the 2020 Stock Plan or Prior Plan is satisfied in cash rather than common stock, the number of shares of common stock as to which the award did not vest, was not exercised or for which cash was substituted will be available for future grants. Shares of restricted stock that have been forfeited and shares held back in satisfaction of the exercise price or tax withholding requirements from shares that would otherwise have been delivered pursuant to an award shall also be available for future grants. No fractional shares may be issued under the 2020 Stock Plan. Please see the "Equity Compensation Plan Information" section of the Proxy Statement for specific information regarding the shares currently available under the Prior Plan as well as any plans established prior thereto. The price of a share of common stock as of December 13, 2019, was $29.50.

Administration

The 2020 Stock Plan will be administered by the Compensation Committee of our Board. Our Compensation Committee will have authority to determine the employees and directors to whom awards may be granted and the size and type of each award and manner in which such awards will vest. Our Compensation Committee is authorized to establish the terms and conditions of awards granted under the 2020 Stock Plan and to waive any terms and conditions at any time. Our Compensation Committee may amend or cancel existing awards in whole or in part, provided that, in general, any such action may not adversely affect the rights of an award holder. Our Compensation Committee is authorized to interpret the 2020 Stock Plan, to establish, amend and rescind any rules and regulations relating to the 2020 Stock Plan, and to make any other determinations that it deems necessary. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend,

Delta Apparel, Inc.     11     Proxy Statement

distribution (whether in the form of cash, common stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of common stock or other securities, or similar transactions), the Company may not, without obtaining shareholder approval:  (a) reduce the exercise price of outstanding stock options or stock appreciation rights; (b) cancel outstanding stock options or stock appreciation rights in exchange for new stock options or stock appreciation rights with an exercise price that is less than the exercise price of the cancelled options or rights; or (c) cancel outstanding stock options or stock appreciation rights with an exercise price below the current stock price in exchange for cash or other securities.

Eligibility for 2020 Stock Plan

Only employees of Delta Apparel, Inc. and its subsidiaries and affiliates, and members of our Board are eligible to participate in the 2020 Stock Plan. There are currently approximately 8,600 employees, including all executive officers of the Company, and seven non-employee directors who would currently be eligible to participate in the 2020 Stock Plan.

Types of Awards Under the 2020 Stock Plan

The awards available under the 2020 Stock Plan consist of stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock, performance units, and other stock or cash awards.

Stock Options. Our Compensation Committee is authorized to grant stock options giving the participant the right to purchase common stock at a predetermined price, the exercise price, upon exercise. The exercise price of an option will be determined by our Compensation Committee, but in no case may the exercise price paid for stock which is part of an original issue of authorized stock be less than the par value per share of the stock. Our Compensation Committee will determine the term of each option, with the maximum term of each option being ten years from the date prior to the date of grant. Subject to this limit, the times at which each option will be exercisable and provisions requiring forfeiture of unexercised options at or following termination of employment or upon the occurrence of other events generally are fixed by our Compensation Committee. In general, options may be exercised by payment of the exercise price in cash or shares. Methods of exercise will be determined by our Compensation Committee. Options granted under the 2020 Stock Plan may be nonqualified stock options or incentive stock options. Awards of incentive stock options under the 2020 Stock Plan will be subject to certain additional restrictions.

Stock Appreciation Rights. Stock appreciation rights (“SARs”) may be granted by our Compensation Committee, entitling the participant on exercise to receive an amount in cash or common stock, or combination of cash and common stock, as may be determined by our Compensation Committee, determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be based solely on the appreciation in the fair market value of the Company’s common stock or on a comparison of such appreciation with some other measure of market growth such as, but not limited to, appreciation in a recognized market index.

Restricted Stock and Restricted Stock Units. Our Compensation Committee is authorized to grant shares of restricted stock and restricted stock units entitling the recipient to receive, subject to the terms of the applicable award, common stock, cash and/or other property with a value equal to the value of a specified number of shares of common stock. These stock-based awards will be subject to the terms and conditions established by our Compensation Committee. Shares of restricted stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period or periods established by our Compensation Committee and the satisfaction of any other conditions or restrictions established by our Compensation Committee. During the period of restriction, the participants holding shares of restricted stock and restricted stock units will have no voting rights and will not receive cash dividends and other distributions paid with respect to the shares of restricted stock or restricted stock units in question, including any dividends and distributions paid in shares.

Stock and Stock Units. Our Compensation Committee may grant awards in shares of common stock and/or units that are based on a value based on a share of common stock that is defined by our Compensation Committee.

Performance-Based Awards. Our Compensation Committee may impose conditions and performance goals that must be met prior to the vesting or receipt of payment under any award. Our Compensation Committee may also make awards entitling the participant to receive an amount in cash upon attainment of specified performance goals. These awards shall vest based on the attainment of written performance goals approved by our Compensation Committee for a performance period established by our Compensation Committee.

Performance Goals Under the 2020 Stock Plan

The performance goals under the 2020 Stock Plan shall be based upon one or more performance measures determined by our Compensation Committee, which may include return on invested capital, net operating profit (before or after tax), revenue, operating profit margin, gross margin, operating profit, earnings before income taxes, earnings (which may include earnings before interest and taxes and net earnings, and may be determined in accordance with United States Generally Accepted

Delta Apparel, Inc.     12     Proxy Statement

Accounting Principles (“GAAP”) or adjusted to include or exclude any or all items), earnings per share (on a GAAP or non-GAAP basis), cash flow (defined as operating cash flow, free cash flow or any other defined cash flow measure), growth in any of the foregoing measures, stock price, return on equity or average shareholders’ equity, total shareholder return, growth in shareholder value relative to the moving average of the S&P 500 Index or another index, return on capital employed, return on assets or net assets, return on investment, economic value added, market shares, overhead or other expense reduction, credit rating, strategic plan development and implementation, succession plan development and implementation, improvement in workforce, diversity, customer indicators, improvements in productivity, attainment of objective operating goals, employee metrics and other performance measures designated by our Compensation Committee.

The foregoing criteria may relate to the Company, one or more of its subsidiaries or one or more of its segments, divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as our Compensation Committee shall determine. In addition, the performance goals may be calculated without regard to extraordinary items.

Maximum Awards Under the 2020 Stock Plan

Annual Individual Limits on Awards. The 2020 Stock Plan limits the number of shares that may be covered by awards to any participant in a given calendar year. Under this annual per-person limitation, no person may receive in any calendar year: (i) stock options relating to more than 150,000 shares; (ii) restricted stock or restricted stock units that are subject to the attainment of performance criteria relating to more than 75,000 shares; (iii) stock appreciation rights relating to more than 150,000 shares, or (iv) performance stock or performance units relating to more than 75,000 shares. Under the 2020 Stock Plan, the maximum cash payment that may be made to a single participant in any calendar year under a performance unit award or other cash award shall not exceed 200% of the participant’s salary for the performance period.

Annual Aggregate Limits on Awards. Awards of restricted stock, restricted stock units, performance units and performance stock may not be granted under the 2020 Stock Plan in any one calendar year with respect to more than 125,000 shares of common stock in the aggregate; provided that any portion of such share limit not reserved for grants of restricted stock, restricted stock units, performance units or performance stock made in any calendar year beginning in 2020, shall be added to the annual aggregate share limit for subsequent calendar years.

Termination of Employment

In the event a participant’s employment or service is terminated other than due to death or disability, a participant may exercise stock options and stock appreciation rights to the extent exercisable at the date of termination for up to three months after such termination, and if a participant retires at or after age 62 with the consent of the Company, this three-month period is extended to one year. Stock options and stock appreciation rights that are not exercisable at the time of a termination other than due to death or disability will expire on the date of termination. If a participant dies or becomes disabled (as defined in the 2020 Stock Plan) while employed by or serving as a director of the Company, all stock options and stock appreciation rights that are not already exercisable will become exercisable, and all stock options and stock appreciation rights may be exercised for one year after the date of death or disability. Any unvested portion of a restricted stock award, restricted stock unit award, performance stock or unit award or other stock-based award shall terminate upon the termination of employment or service for any reason other than death or disability. In the event of the death or disability of a participant, any restricted stock award, restricted stock unit award, performance stock or unit award or other stock-based award will become fully vested.

Transferability

Unless otherwise determined by our Compensation Committee, awards granted under the 2020 Stock Plan generally are not transferable other than by will or by the laws of descent and distribution.

Change of Control

In the event of a change of control (as defined in the 2020 Stock Plan), all stock options and stock appreciation rights shall become fully vested and exercisable, all restrictions on restricted stock and restricted stock units shall be terminated, all performance goals shall be deemed achieved at target levels and all other terms and conditions shall be deemed met to deliver all performance stock, and pay out all performance units and restricted stock units, subject to compliance with Section 409A of the Internal Revenue Code.

Amendment and Termination of Plan

Our Compensation Committee may amend or terminate the 2020 Stock Plan in any respect at any time, provided that no such amendment will, without the approval of the shareholders of the Company, result in a change for which shareholder approval is required in order for the 2020 Stock Plan to continue to qualify for the award of incentive stock options (“ISOs”). In any case,

Delta Apparel, Inc.     13     Proxy Statement

no amendment may alter or impair any of the rights of a participant under any awards previously granted, without the participant’s consent.

Federal Income Tax Consequences

The grant of a stock option or a stock appreciation right will create no U.S. federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option which is an ISO, except that the difference between the value of the shares and the exercise price will be taken into account in determining the participant’s income for alternative minimum tax purposes. Upon exercising an option which is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value, on the date of exercise, of the shares acquired. Upon exercising a stock appreciation right, the participant must generally recognize ordinary income equal to the fair market value of the shares and/or cash received.

Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods (described below), the gain realized from the sale will be taxable as ordinary income to the extent it is not more than the difference between the fair market value of the ISO shares at the date of exercise and the exercise price, and any remaining gain will be treated as capital gain. If the disposition occurs after the ISO holding periods are met, all of the gain or loss will be taxable as long-term capital gain or loss. The ISO holding period requirements are met if the shares acquired by the exercise of an ISO are held for at least two years from the date the ISO is granted and at least one year from the date the ISO is exercised.

The Company normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with the exercise of an option or stock appreciation right or the sale of shares acquired by the exercise of an ISO before the applicable ISO holding period requirements are met. We will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods before selling the shares.

With respect to awards other than options and SARs that result in a transfer to the participant of shares or other property, the participant generally must recognize ordinary income equal to the fair market value of shares or other property actually received on the date the shares become vested or if later, the date vested shares are delivered in settlement of the award, and the Company may be entitled to a corresponding tax deduction. A participant may make an early income election with respect to the receipt of unvested shares, in which case the participant will realize ordinary income equal to the value of the stock on the date it is transferred to him or her. If the stock later vests and is sold, any gain from the sale will be taxable as a capital gain. The Company may be entitled to a deduction for the amount of ordinary income realized by the participant when the early income election is made. Cash compensation paid under the 2020 Stock Plan will be taxable as ordinary income when received and, in general, the Company may be entitled to a corresponding tax deduction.

The preceding summary is based upon an analysis of the Internal Revenue Code ("IRC") as currently in effect and only provides a general description of the application of U.S. federal income tax laws to certain awards under the 2020 Stock Plan. It is intended for the information of shareholders considering how to vote at the Annual Meeting and not as tax guidance to participants of awards under the 2020 Stock Plan.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE DELTA APPAREL, INC. 2020 STOCK PLAN.

    Delta Apparel, Inc.     14     Proxy Statement

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Each year our Audit Committee evaluates and considers the qualifications, independence, compensation and performance of our independent registered public accounting firm. In evaluating our independent registered public accounting firm's qualifications and performance, our Audit Committee considers the firm's independence, integrity, and controls and procedures as well as its expertise specific to the Company's business and the regions in which the Company operates. Our Audit Committee also considers the quality of our independent registered public accounting firm's work and communications, the effectiveness of its personnel assigned to the Company's engagement, the appropriateness of its fees, the length of its engagement with the Company and the content of reports issued by the Public Company Accounting Oversight Board regarding the firm. In evaluating our independent registered public accounting firm and considering whether to retain it, our Audit Committee also considers the potential impacts of changing independent registered public accounting firms.

Our Audit Committee is ultimately responsible for negotiations regarding the fees charged by our independent registered public accounting firm and the selection of the lead, or responsible, partner of our independent registered public accounting firm with respect to the Company's engagement. The current lead partner of our independent registered public accounting firm was appointed following the November 19, 2018, filing of our Form 10-K with the SEC and replaced the prior lead partner that was appointed in calendar year 2016.

In addition to all required communications between our Audit Committee and independent registered public accounting firm, our Audit Committee and independent registered public accounting firm periodically communicate regarding the Company's testing and evaluation of its internal controls, risk management efforts, accounting system and related information technology matters, subsidiaries, and tax and legal matters.

Based on its evaluation, the Audit Committee has appointed Ernst & Young LLP ("EY") to serve as our independent registered public accounting firm for our 2020 fiscal year. EY audited our financial statements for our fiscal years 2018 and 2019.

Although our Bylaws do not require that shareholders ratify the appointment of our independent registered public accounting firm, our Board believes that submitting the appointment of the independent registered public accounting firm for shareholder ratification at the Annual Meeting is appropriate from a corporate governance perspective. In the event that our shareholders do not ratify the appointment of EY, our Audit Committee will reconsider the appointment (but is not required to appoint a different independent registered public accounting firm). Even if the appointment is ratified, our Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the fiscal year if our Audit Committee believes that such a change would be in the Company’s best interests and the best interests of our shareholders.

Representatives of EY are expected to be present at the Annual Meeting and such representatives will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from shareholders.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF EY AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR 2020 FISCAL YEAR.

As reflected in the table below, we incurred fees of $1,164,420 and $1,181,387 in fiscal years 2019 and 2018, respectively, for services performed by EY.

Independent Registered Public Accounting Firm Fees

Fiscal Years 2019 & 2018

	2019	2018
Audit Fees	$1,164,420	$1,181,387
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$1,164,420	$1,181,387(1)

(1) At the time of the filing of our Proxy Statement for our 2018 fiscal year, we had not received a final bill for professional services rendered by EY for our fiscal year ended September 29, 2018.  Our previously reported estimate of professional fees of $1,171,387 has been revised as set forth above to account for such final billing.

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"Audit Fees" consist of fees billed for professional services rendered for the audits of our fiscal year 2019 and fiscal year 2018 consolidated annual financial statements, audits of internal control over financial reporting for our fiscal year 2019 and fiscal year 2018, reviews of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by our independent registered accounting firm in connection with SEC filings.  We did not incur any fees for audit-related, tax or other services performed by EY in fiscal years 2019 or 2018.

Audit Committee Pre-Approval Policies and Procedures

It is our Audit Committee's policy to pre-approve all audit and permitted non-audit services proposed to be performed by our independent registered public accounting firm. The pre-approval process is typically as follows: Audit Committee pre-approval is sought at one of the committee’s regularly scheduled meetings following the presentation of information at such meeting detailing the particular services proposed to be performed. The authority to pre-approve non-audit services may be delegated by the Audit Committee, pursuant to guidelines approved by the committee, to one or more members of the committee. All audit and permitted non-audit services performed by our independent registered public accounting firm for fiscal year 2019 were pre-approved by our Audit Committee. The committee has authorized our Chief Financial Officer to engage our independent registered public accounting firm to perform certain non-audit services that the committee believes would not impair independence in an amount not to exceed $10,000.

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REPORT OF THE AUDIT COMMITTEE

Our Audit Committee assists our Board in its oversight of the integrity of the Company’s financial statements, compliance with legal and regulatory requirements, the appointment, qualifications, independence, compensation and performance of the independent registered public accounting firm, and the performance of the internal audit function. Our Audit Committee is comprised entirely of independent directors who meet independence, experience and other qualification requirements of the NYSE American listing exchange and the SEC. In addition, our Board has determined that J. Bradley Campbell qualifies as an audit committee financial expert as defined by SEC rules and regulations.

Management is responsible for our financial reporting process, including our internal control over financial reporting, and for the preparation of our consolidated financial statements, in accordance with generally accepted accounting principles. Our independent accountants are responsible for expressing an opinion on the financial statements and the effectiveness of the Company's internal control over financial reporting, based on an audit conducted in accordance with generally accepted auditing standards. Our Audit Committee's responsibility is to oversee and review these processes. Our Audit Committee relies, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accounting firm.

The Audit Committee hereby reports as follows:

•	The Audit Committee appointed EY as the Company's independent registered public accounting firm for fiscal year 2019.

•

The Audit Committee has reviewed and discussed the audited financial statements for the year ended September 28, 2019, as well as the internal controls over financial reporting as of September 28, 2019, with the Company’s management.

•	The Audit Committee has discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

•

The Audit Committee has received the written disclosures and the letter from EY required pursuant to Public Company Accounting Oversight Board requirements and has discussed with EY its independence from the Company.

In determining EY’s independence, the Audit Committee also considered whether the provision of any of the non-audit services provided to the Company is compatible with maintaining its independence. The Audit Committee received regular updates on EY’s fees and the scope of audit and non-audit services it provided. All such services were provided consistent with applicable rules and our pre-approval policies and procedures.

Based on our discussions with management, internal auditors and EY, and our review of the audited financial statements, including the representations of management and EY with respect thereto, and subject in all cases to the limitations on our role and responsibilities referred to above and set forth in our charter, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements for the fiscal year ended September 28, 2019, be included in the Company's Annual Report on Form 10-K.

AUDIT COMMITTEE:

Anita D. Britt

J. Bradley Campbell

Robert E. Staton, Sr. (Chair)

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CORPORATE GOVERNANCE

Overview

We believe that good corporate governance practices not only reflect our values as a Company but also support strong strategic growth and financial performance. Each committee of our Board has a charter, which can be found on the "Corporate Governance" tab of the "Investors" page of our website located at www.deltaapparelinc.com, that spells out the committee's assigned roles and responsibilities. In addition, our Board has established policies and procedures that address matters such as chief executive officer and key management succession planning, transactions with related persons, risk oversight, communications with the Board by shareholders and other interested parties, as well as the independence and qualifications of our directors. The following discussion provides insight into how our Board has implemented these policies and procedures to benefit our Company and our shareholders.

Director Independence

Our Board evaluates the independence of each director in accordance with applicable laws and regulations and the listing standards of the NYSE American. Generally, an “independent director” is a director who is not also an officer or employee of the Company or any parent or subsidiary of the Company. In addition, no director qualifies as independent unless the Board affirmatively determines that the director does not have a material relationship with the Company that would interfere with the exercise of independent judgment. Our Board has reviewed the relationships between each member of the Board and the Company and determined that with the exception of Robert W. Humphreys, our Chairman and Chief Executive Officer, each of our current directors and each individual standing for election is “independent” as required by applicable laws and meets the applicable NYSE American independence requirements. Each director is required to keep the Board fully and promptly informed of any developments that might affect his or her independence, and the Board regularly reviews the continuing independence of the directors.

Code of Ethics and Business Conduct

We maintain a code of ethics and business conduct known as our Ethics Policy Statement that applies to all employees, officers and directors, including, but not limited to, our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. Our Ethics Policy Statement covers topics such as conflicts of interest, insider trading, competition and fair dealing, discrimination and harassment, confidentiality, anti-corruption, compliance procedures and employee complaint and reporting procedures. Our Ethics Policy Statement is available without charge on the "Corporate Governance" tab of the "Investors" page of our website located at www.deltaapparelinc.com under "Governance Documents." Any amendments or waivers to provisions of our Ethics Policy Statement that are applicable to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller or persons performing similar functions will be posted on our website. There were no waivers of the provisions of our Ethics Policy Statement for our Chief Executive Officer, Chief Financial Officer or any director, senior financial officer or other executive officer during our fiscal year 2019.

Board Leadership Structure

Our governance documents provide the Board with flexibility to select the appropriate leadership structure for the Company. Our Board does not have a policy regarding whether the roles of Chairman of the Board and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from our non-employee directors or be an employee of the Company. Our Board believes that it should be free to determine the leadership structure that is in the best interests of the Company and our shareholders based on the particular circumstances in effect from time to time.

During fiscal year 2019, Robert W. Humphreys served as the Chairman of our Board and as Chief Executive Officer. Mr. Humphreys is the director most familiar with our business and industry, and possesses intimate knowledge of the issues, opportunities and challenges facing us and our business. Our Board believes this combined position is in the current best interest of our Company, as it makes the best use of Mr. Humphreys’ extensive experience and qualifications within the apparel industry and in-depth knowledge of our markets, helps provide strong, unified leadership and direction on important strategic initiatives to both management and our Board, and leverages the insight gained from the combined role to most effectively lead our Company. We believe that our overall corporate governance policies and practices, combined with the presence of a Lead Independent Director, adequately address any governance concerns raised by the dual Chairman and Chief Executive Officer role.

Lead Independent Director

Dr. G. Jay Gogue has served as our Lead Independent Director since February 2018. Our Lead Independent Director is appointed by the independent members of our Board, generally serves for a term of at least one year, and is empowered to carry out a number of critical responsibilities. In addition to serving as a liaison between the Chairman and the independent directors,

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our Lead Independent Director presides at executive sessions of the Board and at meetings at which our Chairman is not present, approves meeting schedules to ensure there is sufficient time for discussion of agenda items, advises on and approves meeting agendas and information provided for Board meetings and meetings of independent directors, calls meetings of the independent directors as appropriate, and is available for direct communication with shareholders. The Lead Independent Director, along with our other non-employee directors, also provides independent oversight of management and the Company’s strategy.

Board Committees

Our Board delegates certain responsibilities and authority to its various committees and these committees regularly report on their activities and actions to the full Board. The Board currently has an Audit Committee, a Compensation Committee and a Corporate Governance Committee (which serves as our nominating committee), and may also appoint other committees from time to time. Each of the members of the Audit Committee, Compensation Committee, and Corporate Governance Committee has been determined by the Board to be independent as required by applicable legal requirements and meets applicable NYSE American independence standards and, in the case of our Audit Committee, the independence requirements established by the SEC. Each committee’s activities are governed by a written committee charter, which is available without charge on the "Corporate Governance" tab of the "Investors" page of our website located at www.deltaapparelinc.com, or by sending a request in writing to Lauren Satterfield, Associate Counsel, at 322 S. Main Street, Greenville, South Carolina 29601.

The following table details the membership of each of our Board committees during our 2019 fiscal year, as well as the expected committee membership in our 2020 fiscal year.

Board Committee Composition

Fiscal Years 2019 & 2020

	Fiscal Year 2019			Fiscal Year 2020
Director Name	Audit	Compensation	Governance	Audit	Compensation	Governance
Anita D. Britt	X		X	X		X
J. Bradley Campbell	X		X	X		X
Dr. G. Jay Gogue		X	C		X	C
Glenda E. Hood(1)		X		X	X
Robert W. Humphreys
Robert E. Staton, Sr.	C			C
A. Alexander Taylor, II		C	X		C	X
David G. Whalen		X	X		X	X

C - Committee Chairperson
X - Committee Member
(1) Ms. Hood was appointed to our Board in April 2019.

Audit Committee. Our Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Audit Committee serves as an independent and objective party to oversee and monitor the financial and reporting processes of the Company, including the general quality of the Company's financial statements and reporting, the audits of the Company's financial statements and the Company’s accounting and internal controls and policies. Our Audit Committee appoints, evaluates, and, when appropriate, replaces the independent registered public accounting firm engaged to audit our financial statements. The independent auditors report directly to our Audit Committee, and our Audit Committee determines the compensation and other terms of the engagement and oversees their work. Our Audit Committee also monitors and reviews our compliance with legal and regulatory requirements as well as our procedures with respect to maintaining books and records, the adequacy and implementation of internal auditing, accounting, disclosure, and financial controls, and our policies concerning financial reporting and business practices. In addition, our Audit Committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission of concerns regarding questionable accounting or auditing matters.

After considering relationships between each member of our Audit Committee and the Company and its subsidiaries, and reviewing the qualifications of the members of our Audit Committee, our Board has determined that each member of our Audit Committee meets all applicable independence and financial literacy requirements as defined in NYSE American governance standards and applicable SEC regulations. Due to J. Bradley Campbell's over 40 years as a Certified Public Accountant, decades of service with accounting and financial services firms Cherry Bekaert LLP, CPAs and Deloitte LLP, and his extensive

Delta Apparel, Inc.     19     Proxy Statement

financial, accounting and tax expertise, our Board has determined that Mr. Campbell qualifies as an "audit committee financial expert" as defined in SEC regulations.

Compensation Committee. Our Compensation Committee develops our overall compensation philosophy and programs, reviews and determines compensation, including salaries, bonuses and equity compensation, for our named executive officers other than our Chief Executive Officer (which is collectively confirmed by the independent members of our Board), and reviews and determines director compensation. Our Compensation Committee also oversees, reviews and administers all of the Company’s executive compensation plans and programs, including equity compensation plans and plans pursuant to which performance-based compensation may be granted. Our Compensation Committee is authorized to delegate its responsibilities as it deems necessary or appropriate.

After considering relationships between each member of our Compensation Committee and the Company and its subsidiaries, and reviewing the qualifications of the members of our Compensation Committee, our Board has determined that each member of our Compensation Committee meets all applicable independence requirements as defined in NYSE American governance standards.

Corporate Governance Committee. Our Corporate Governance Committee develops and recommends to the Board corporate governance standards for business conduct and ethics, oversees the annual self-evaluation of the Board and its committees, and makes recommendations concerning the structure and membership of the Board's committees. Our Corporate Governance Committee also oversees the performance evaluation of the Chief Executive Officer and succession planning with respect to the Chief Executive Officer as well as the other executive officers of the Company. Our Corporate Governance Committee also serves as the Board's nominating committee and identifies, interviews and recommends director nominees for election or appointment to the Board pursuant to written guidelines approved by the Board.

The Board’s Role in Risk Oversight

Our Board oversees and assesses our enterprise and strategic risk management processes. This risk oversight responsibility is enabled by management reporting processes designed to provide visibility to the Board regarding the identification, assessment and management of critical risks and associated risk mitigation strategies. Our Board recognizes that it is neither possible nor prudent to eliminate all risk and that properly measured risk-taking is essential for the Company to be competitive and to achieve its strategic objectives.

Our Board implements its risk oversight function both as a whole and through its committees. Oversight responsibility for particular areas of risk is allocated among the Board committees according to the committee’s area of responsibility as reflected in its charter. In particular:

•

The full Board oversees strategic, financial and operational risks and exposures associated with our annual business plans and other current matters that may present material risk to the Company’s operations, strategies, prospects, or reputation. The full Board's risk oversight responsibility includes risks and exposures related to cybersecurity matters.

•

Our Audit Committee regularly reviews and oversees the risks associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, credit and liquidity matters, compliance with legal and regulatory matters, including environmental matters, and the Company's related risk management policies.

•

Our Compensation Committee oversees risks associated with attraction and retention of executive talent, management development and compensation philosophy and programs, including a periodic review of compensation programs to ensure that they do not encourage excessive risk-taking.

•

Our Corporate Governance Committee oversees risks associated with governance matters, including our Ethics Policy Statement, succession planning for our directors, Chief Executive Officer and other named executive officers, and the structure and performance of the Board and its committees.

Our Board believes that its leadership structure properly supports its risk oversight functions and responsibilities in that the appropriate directors chair the various committees involved in risk oversight, there is open communication between management and directors, and all directors are involved in the risk oversight function.

Delta Apparel, Inc.     20     Proxy Statement

Board Meetings, Attendance & Executive Sessions

Our Board and its committees meet throughout the year on a set schedule, and hold special meetings and act by written consent from time to time as appropriate. Directors are expected to make every effort to attend meetings of the Board, assigned committees and annual meetings of shareholders. All current directors attended 100% of the aggregate meetings held by the Board and their assigned committees during the period for which they served on the Board or such committees during fiscal year 2019. During fiscal year 2019, our Board held five in-person meetings and three telephonic meetings. Our Audit Committee held four meetings, our Compensation Committee held four meetings, and our Corporate Governance Committee held five meetings. All of our current directors attended the 2019 annual meeting of shareholders. Although we do not have a formal policy regarding director attendance at annual meetings of shareholders, each director is encouraged and expected to attend the Annual Meeting.

Independent directors meet regularly in executive session with no members of management present. Our Company's Lead Independent Director presides at each executive session. Throughout the year, our directors communicate informally with management on a variety of topics, including suggestions for Board or committee meeting agenda topics, recent developments, and other matters of interest to the Company.

Retention of Independent Advisors

Our Board is authorized and empowered to retain independent advisors and consultants when it deems appropriate and the charter for each of its committees empowers each committee to retain independent advisors and consultants when appropriate.

Succession Planning

In light of the critical importance of executive leadership to our success, our Board has a chief executive officer and key management succession planning process that is led by its Corporate Governance Committee. Our Corporate Governance Committee is charged with the responsibility of identifying and evaluating candidates to succeed our Chief Executive Officer and to report to the Board on the status of the succession plan. Our Corporate Governance Committee also reviews the potential internal candidates for each of our critical senior management positions and identifies areas of growth for those candidates that will best enable them to fill any anticipated or emergency leadership needs. Where there is not a satisfactory internal candidate for a position, our Board considers whether outside candidates are likely to be available in a timely manner and whether other alternatives need to be considered.

Declassified Board

Our Board of Directors is not classified and is elected annually.

Director Nominations

Our Corporate Governance Committee identifies potential director candidates through a variety of means, including recommendations from members of the Board, suggestions from Company management, and shareholder recommendations. Our Corporate Governance Committee may also, in its discretion, engage director search firms to identify candidates. During fiscal year 2019, our Corporate Governance Committee did not retain the services of any director search firm and accordingly, no fees were paid to a director search firm or other third party to assist in identifying and evaluating director candidates.

Shareholders may recommend director candidates for consideration by the Corporate Governance Committee by submitting a written recommendation to the Corporate Governance Committee, c/o Lauren Satterfield, Associate Counsel, Delta Apparel, Inc., 322 S. Main Street, Greenville, South Carolina 29601, or by email to lauren.satterfield@deltaapparel.com. The recommendation should include (i) the name, address and telephone number of the nominating shareholder, (ii) the nominee’s name, address, telephone number, qualifications (including principal occupation and employment history), and written consent to be named as a nominee in the Company’s proxy statement and to serve as a director, if elected, and (iii) the additional information regarding the nominating shareholder and nominee required by our Bylaws. Pursuant to our Bylaws, the recommendation must be received not less than 120 days prior to the first anniversary of the prior year annual meeting. A copy of our Bylaws may be obtained by submitting a written request to the Associate Counsel of the Company.

Our Board has adopted qualification standards for the selection of independent nominees for director that can be found on the "Corporate Governance" tab on the "Investors" page of our website at www.deltaapparelinc.com under "Governance Documents." As provided in these standards, at a minimum, a nominee for our Board must (i) be over 21 years of age at the time of election; (ii) have experience in a position with a high degree of responsibility in a business or other organization; (iii) be able to read and understand basic financial statements; (iv) possess integrity and have high moral character; (v) be willing to apply sound, independent business judgment; and (vi) have sufficient time to devote to our Company.

Delta Apparel, Inc.     21     Proxy Statement

We do not have a formal policy regarding Board member diversity; however, our Corporate Governance Committee considers diversity in selecting nominees for director and in the re-nomination of an incumbent director. Our Corporate Governance Committee views diversity broadly, including gender, ethnicity, differences of viewpoint, geographic location, skills, education, and professional and industry knowledge and experience, among other factors, and its goal is to nominate candidates from a broad range of experiences and backgrounds. We believe that a variety and balance of perspectives on our Board can result in more thoughtful discussions and deliberations.

In considering the re-nomination of an incumbent director, our Corporate Governance Committee reviews the director’s overall service to the Company during his or her term, including the number of meetings attended, level of participation and quality of performance, as well as any special skills or diversity that such director brings to our Board. In evaluating incumbent directors and all potential new directors, our Corporate Governance Committee considers, among other things, the candidate’s leadership, strategic, or policy-setting experience; experience and expertise that is relevant to our business; experience that provides our Board with a diversity of backgrounds; technical or other specialized expertise; and whether the candidate has high ethical character and a reputation for honesty, integrity and sound business judgment. All director candidates, whether recommended by shareholders or identified by other means, are initially screened by our Corporate Governance Committee, which may seek additional background and qualification information on the candidate. With respect to new director candidates who pass the initial screening, our Corporate Governance Committee conducts interviews with the candidates and then meets to discuss and consider each candidate’s qualifications and potential contributions to our Board, and determines by majority vote whether to recommend such candidates to our Board. The final decision to either appoint a candidate to fill a vacancy between annual meetings of shareholders or include a candidate on the slate of nominees proposed at an annual meeting of shareholders is made by our Board.

Board Self-Evaluation

Our Board of Directors annually evaluates and assesses its performance and effectiveness as well as that of its committees. This assessment includes a comprehensive review of our Board's composition, responsibilities, leadership and committee structure, processes, and effectiveness.

Shareholder Communication with Directors

Shareholders desiring to communicate directly with our Board of Directors or any individual director may do so in writing addressed to the intended recipient or recipients, c/o Lauren Satterfield, Associate Counsel, Delta Apparel, Inc., 322 S. Main Street, Greenville, South Carolina 29601, or by email to lauren.satterfield@deltaapparel.com. All such communication will be reviewed by our Associate Counsel, with communications determined to be solicitations, junk mail, communication primarily commercial or operational in nature, or that request general information regarding the Company redirected as appropriate. All other shareholder communications will be promptly forwarded to the applicable member(s) of our Board or to the collective Board, as requested in the shareholder communication.

Issues or concerns regarding accounting, internal accounting controls or audit matters or possible violations of the Company's Ethics Policy Statement should be communicated pursuant to the terms of the Ethics Policy Statement, which is available without charge on the "Corporate Governance" tab on the "Investors" page of our website located at www.deltaapparelinc.com under "Governance Documents."

Related Party Transactions

Our Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest. Our Board has adopted written policies and procedures with respect to these transactions that define related party transactions and provide a list of transactions which are excluded from the policy, such as executive officer compensation, director compensation, and transactions where all security holders receive proportional benefits. On an annual basis, each director and named executive officer is obligated to complete a questionnaire that requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. Our related party transactions policy requires that the Audit Committee review proposed related party transactions, and if approved, oversee them if they are (i) required to be disclosed pursuant to SEC rules, or (ii) subject to review and oversight by the Audit Committee under applicable listing requirements of the NYSE American exchange. Our policy is to approve a related party transaction only if it is in, or not inconsistent with, the best interests of the Company and its shareholders. When reviewing a proposed transaction, the Audit Committee is to consider, among other factors, whether the terms of the transaction are fair and on the same basis as would apply if the transaction did not involve a related party, the business reasons for the transaction, the impact of the transaction on the independence of an independent director, and whether it would represent an improper conflict of interest based on several specified criteria. The Company has not entered into any related party transactions which are required to be disclosed in the proxy statement.

Delta Apparel, Inc.     22     Proxy Statement

Insider Trading and Hedging Policy

We maintain an insider trading policy that prohibits the purchase or sale of Company securities while being aware of material, non-public information about the Company as well as the disclosure of such information to others who may trade in securities of the Company. Our insider trading policy also prohibits our directors, executive officers and employees from engaging in hedging activities or other short-term or speculative transactions in the Company's securities such as short sales, puts, calls or any similar transaction involving the Company's securities.

Director and Executive Officer Stock Ownership and Retention Guidelines

To better align the interests of our directors and senior management team with our shareholders and to further demonstrate a commitment to the Company and its future well-being, our Board of Directors has adopted minimum stock ownership requirements and guidelines with respect to our non-employee directors and certain of our executive officers. These guidelines require our non-employee directors to retain throughout their entire tenure with our Board at least 50% of all shares received as compensation for their Board service. In addition, these guidelines require individuals in the following executive officer positions to maintain ownership of a minimum amount of Company stock equal to that indicated below.

Executive Officer Stock Ownership Guidelines

Title	Stock Ownership Requirement
Chief Executive Officer	4 times annual base salary
Chief Financial Officer	2 times annual base salary
Chief Operating Officer	2 times annual base salary

The covered executives are granted certain time periods within which to gain compliance with the ownership requirements and are subject to mandatory share retention provisions until compliance is achieved. Our Corporate Governance Committee is responsible for monitoring compliance with these guidelines. As of September 28, 2019, these ownership requirements were satisfied by the applicable covered executives.

Director Resignation Policy

The Company's Board of Directors maintains a target director retirement age of 72. Upon any director reaching the age of 72, each such situation is reviewed on a case-by-case basis to determine what is in the best interests of the Company. The Company's Board of Directors also maintains a policy requiring directors that experience a substantive change in their occupation or career to offer their resignation to the Corporate Governance Committee, which will review each such situation on a case-by-case basis to determine what is in the best interests of the Company.

Service on Outside Boards

As of December 13, 2019, none of the Company's directors served on more than one other public company board of directors.

Delta Apparel, Inc.     23     Proxy Statement

STOCK OWNERSHIP OF MANAGEMENT

AND PRINCIPAL SHAREHOLDERS

Management and Directors

The following table sets forth the number of shares of our common stock and common stock equivalents we believe to be beneficially owned as of December 13, 2019, by (i) our current directors, (ii) the executive officers named in the Summary Compensation table and (iii) all of our current directors and executive officers as a group. Except as otherwise indicated, we believe that all of the individuals listed below have sole voting and investment power over the shares of our common stock identified as beneficially owned.

Stock Ownership of Management and Directors

As of December 13, 2019

Directors and Executive Officers	Common Stock Beneficially Owned		Percentage
	#		%

Anita D. Britt	3,375		*
J. Bradley Campbell	10,250		*
Dr. G. Jay Gogue	17,625		*
Glenda E. Hood	2,063
Justin M. Grow (1)	15,905		*
Robert W. Humphreys	527,719		7.6%
Deborah H. Merrill	124,536		1.8%
Robert E. Staton, Sr.	18,875		*
Jeffery N. Stillwell	32,197		*
A. Alexander Taylor, II	13,950		*
David G. Whalen	7,750	(2)	*
All current directors and executive officers as a group (12 persons)	774,245	(3)	11.1%

* Less than 1% of the shares deemed outstanding.

(1) Mr. Grow voluntarily resigned from his position as Vice President of Administration, General Counsel and Corporate Secretary of the Company effective as of December 15, 2019.

(2)	Mr. Whalen shares voting and/or investment power with respect to these shares.

(3)	Includes all shares deemed to be beneficially owned by any current director or executive officer.

Delta Apparel, Inc.     24     Proxy Statement

Principal Shareholders

The following table sets forth the number of shares of our common stock we believe to be beneficially owned as of December 13, 2019, by each individual or entity, excluding the executive officers named in the Summary Compensation table and our current directors, known to the Company to be the beneficial owner of more than five percent of our common stock. Unless otherwise indicated, we believe that the individuals or entities named in the table have sole voting and investment power with respect to all shares shown.

Stock Ownership of Principal Shareholders

As of December 13, 2019

	Common Stock Beneficially Owned		Percentage
5% Shareholders	#		%
Wells Fargo & Company 420 Montgomery Street San Francisco, CA 94163	716,797	(1)	10.3%
Wilen Investment Management Corp. 14551 Meravi Drive Bonita Springs, Florida 34135	642,870	(2)	9.2%
Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	588,882	(3)	8.4%
E. Erwin Maddrey, II 233 North Main Street, Suite 200 Greenville, SC 29601	517,155	(4)	7.4%
Franklin Mutual Advisors, LLC 101 John F. Kennedy Park Short Hills, NJ 07078	367,200	(5)	5.3%

(1)

The information set forth above is based on an amendment to a Schedule 13G filed by Wells Fargo & Company (“Wells”) with the SEC on January 22, 2019, with respect to the Company's common stock. Wells filed the amendment to Schedule 13G on behalf of its subsidiaries Wells Capital Management Incorporated, Wells Fargo Funds Management, LLC, Wells Fargo Bank, National Association, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC. In the amendment to Schedule 13G, Wells reported that it has sole voting and sole dispositive power with respect to 2,392 of the above-referenced shares, shared voting power with respect to 523,709 of the above-referenced shares, and shared dispositive power with respect to 714,405 of the above-referenced shares. The amendment to Schedule 13G reported that Wells Capital Management Incorporated beneficially owns 712,100 of the above-referenced shares and has shared dispositive power with respect to 712,100 of the above-referenced shares. The address of Wells Capital Management Incorporated is 525 Market St., 10th Floor, San Francisco, CA 94105. The amendment to Schedule 13G also reported that Wells Fargo Funds Management, LLC beneficially owns 519,907 of the above-referenced shares and has shared voting power with respect to 519,013 of the above-referenced shares and shared dispositive power with respect to 519,907 of the above-referenced shares. The address of Wells Fargo Funds Management, LLC is 525 Market St., San Francisco, CA 94105.

(2)

The information set forth above is based on an amendment to a Schedule 13G filed by Wilen Investment Management Corp. (“Wilen”) with the SEC on February 12, 2019, with respect to the Company's common stock. Wilen reported that it has sole power to vote and/or dispose of the above-referenced shares.

(3)

The information set forth above is based on an amendment to a Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC on February 8, 2019, with respect to the Company's common stock. In the amendment to Schedule 13G, Dimensional reported that it has sole voting power with respect to 580,738 of the above-referenced shares and sole dispositive power with respect to all of the above-referenced shares. In the amendment to Schedule 13G, Dimensional reported that it furnishes investment advice to four investment companies and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts. The amendment to Schedule 13G reported that all of the above-referenced shares were owned by such investment companies, funds, trusts and/or accounts and that Dimensional disclaims beneficial ownership of such securities.

(4)

The information set forth above is based on an amendment to a Schedule 13D filed by E. Erwin Maddrey II with the SEC on July 11, 2007, with respect to the Company's common stock and other information provided to us by Mr. Maddrey.

(5)

The information set forth above is based on an amendment to a Schedule 13G filed by Franklin Mutual Advisors, LLC ("FMA") with the SEC on January 30, 2019, with respect to the Company's common stock. In the amendment to Schedule 13G, FMA reported that the above-referenced shares are beneficially owned by one or more open-end investment companies or other managed accounts that are clients of FMA, which is an indirect wholly-owned subsidiary of Franklin Resources, Inc. ("FRI"). The amendment to Schedule 13G reported that investment management contracts may delegate to FMA investment or voting power over the securities that are subject to the investment management contracts. Accordingly, FMA may be deemed to be the beneficial owner of the shares disclosed above. The amendment to Schedule 13G reported that Charles B. Johnson and Rupert H. Johnson, Jr. (the “FRI Principal Shareholders”) each own in excess of 10% of the outstanding common stock of FRI and are the principal shareholders of FRI. However, because FMA exercises investment and voting power over the securities that are subject to the investment management contracts independently of FRI, beneficial ownership of the shares disclosed above is not attributable to the FRI Principal Shareholders. FMA disclaims any pecuniary interest in the shares and believes that it is not acting as a “group” with FRI, the FRI Principal Shareholders, or their respective affiliates for purposes of Rule 13d-5 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Delinquent Section 16(a) Reports

Members of our Board of Directors, certain of our executive officers, and persons who hold more than 10% of our common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which requires such individuals to file reports with the SEC regarding their beneficial ownership and changes in beneficial ownership of our common stock. We believe that all of our directors and such executive officers complied on a timely basis with filing requirements arising under Section 16(a) of the Exchange Act during our fiscal year 2019 except that, as a result of inadvertent administrative error, Jeffery N. Stillwell filed one late report on Form 4 reporting multiple direct sale transactions of Delta Apparel, Inc. common stock on each of August 12, 2019, and August 14, 2019.

Delta Apparel, Inc.     25     Proxy Statement

EXECUTIVE OFFICERS

Our executive officers are listed below, which we refer to as our "named executive officers" or "NEO's" in the Executive Compensation section and elsewhere in this Proxy Statement. Certain information regarding our named executive officers is provided below. These individuals are appointed to serve at the discretion of our Board. As previously disclosed in a Current Report on Form 8-K we filed with the SEC on October 25, 2019, Justin M. Grow voluntarily resigned from his position as Vice President of Administration, General Counsel and Corporate Secretary of the Company effective as of December 15, 2019. The primary business address for  Mr. Humphreys and Ms. Merrill is (and for Mr. Grow prior to his resignation was) 322 S. Main Street, Greenville, South Carolina 29601.  Mr. Stillwell's primary business address is 24 12th Street, Columbus, Georgia 31901.

Robert W. Humphreys
Chairman & Chief Executive Officer Age: 62

Mr. Humphreys is the Chairman and Chief Executive Officer of Delta Apparel, Inc. He has served as Chairman of our Board since 2009. Mr. Humphreys previously served Delta Apparel, Inc. as President and Chief Executive Officer for more than 10 years. From April 1999 until December 1999, Mr. Humphreys served as President of the Delta Apparel division of Delta Woodside Industries, Inc. In 1998, he was named Vice President of Finance and Assistant Secretary of Delta Woodside Industries, Inc. and served in that capacity until November 1999. From 1987 to May 1998, Mr. Humphreys served as President of Stevcoknit Fabrics Company, the former knit fabrics division of a subsidiary of Delta Woodside Industries, Inc. Mr. Humphreys has over 30 years of experience in the textile and apparel industry, including senior leadership roles in operations and finance.

Deborah H. Merrill
Chief Financial Officer & President, Delta Group Age: 46

Ms. Merrill has served Delta Apparel, Inc. since 1998 and has been Vice President, Chief Financial Officer and Treasurer of the Company since 2006. Ms. Merrill served as President, Delta Basics from January 2016 to July 2018, and was subsequently promoted to the position of President, Delta Group. In addition, Ms. Merrill has served in an oversight role for DTG2Go, LLC, a wholly-owned subsidiary of the Company, since the Company's 2014 fiscal year. Ms. Merrill previously served as the Assistant Secretary of the Company from 1999 to 2006 and during that time she also served in various financial and accounting roles. Previously, she had been Director of Accounting and Administration of the Delta Apparel division of Delta Woodside Industries, Inc. from 1999 to 2000, and Accounting Manager of its Delta Apparel division from 1998 to 1999. Ms. Merrill serves on the Board of Directors or Board of Managers, as applicable, of each of our domestic wholly-owned subsidiaries, and also serves on the Board of Directors of Green Valley Industrial Park, S.A. de C.V., which owns and operates the industrial park where our Honduran textiles operations are located and in which we are a minority owner. Before joining Delta Apparel in 1998, she served as the Logistics Controller for GNB Technologies, a battery manufacturing company, and as an Auditor for Deloitte LLP.

Justin M. Grow
Vice President of Administration, General Counsel & Corporate Secretary Age: 47

Mr. Grow served as General Counsel from October 2011 through his December 15, 2019, voluntary resignation from the Company, and also served as Corporate Secretary from November 2012 through December 15, 2019, and as Vice President of Administration from May 2016 through December 15, 2019. Mr. Grow served as Assistant Corporate Secretary of the Company from October 2011 through November 2012. Mr. Grow also served on the Board of Directors or Board of Managers, as applicable, of each of our domestic wholly-owned subsidiaries, and on the Board of Directors of Green Valley Industrial Park, S.A. de C.V., which owns and operates the industrial park where our Honduran textiles operations are located and in which we are a minority owner. Prior to joining the Company, Mr. Grow served as Assistant General Counsel for ScanSource, Inc., a Fortune 1000 technology distributor, from April 2007 to October 2011, and as Corporate Counsel for 3V, Inc. and director of its human resources function from October 2005 to April 2007. Prior to October 2005, Mr. Grow worked for several years as an associate with the law firm Ogletree, Deakins, Nash, Smoak & Stewart, P.C. and as a partner with the law firm Murphy & Grow, P.C.

Jeffery N. Stillwell
President, Salt Life Group Age: 53

Mr. Stillwell was appointed President of our Salt Life Group segment in July 2018. Mr. Stillwell joined the Company in 2009, serving in various executive leadership roles with Salt Life, LLC (formerly To The Game, LLC), a wholly-owned subsidiary of the Company, until 2011, and then serving as President of Salt Life, LLC from 2011 to July 2018. Before joining the Company, Mr. Stillwell and others founded Kudzu, LLC, a supplier of licensed and decorated headwear, in 1994, and Mr. Stillwell served in various executive leadership roles for that business and several related businesses until joining the Company in 2009.

Delta Apparel, Inc.     26     Proxy Statement

EXECUTIVE COMPENSATION

This Executive Compensation section discusses the material elements of compensation earned by, paid to or awarded to each of our named executive officers during our fiscal year ended September 28, 2019, and describes the principles and philosophies underlying our executive compensation programs and policies. In addition, you will find a series of tables in this Proxy Statement containing specific information regarding our named executive officers' compensation in our 2019 fiscal year.

Executive Summary

Delta Apparel, Inc., along with its operating subsidiaries, DTG2Go, LLC, Salt Life, LLC, and M.J. Soffe, LLC, is a vertically-integrated, international apparel company that designs, manufactures, sources, and markets a diverse portfolio of core activewear and lifestyle apparel products under the primary brands of Salt Life®, COAST®, Soffe®, and Delta.  We are a market leader in the direct-to-garment digital print and fulfillment industry, bringing DTG2Go technology and innovation to the supply chain of our customers. We specialize in selling casual and athletic products through a variety of distribution channels and tiers, including outdoor and sporting goods retailers, independent and specialty stores, better department stores and mid-tier retailers, mass merchants and e-retailers, the U.S. military, and through our business-to-business e-commerce sites. Our products are also made available direct-to-consumer at our branded retail stores and on our websites at www.saltlife.com, www.coastapparel.com, www.soffe.com and www.deltaapparel.com. We believe this diversified distribution allows us to capitalize on our strengths to provide casual activewear and other apparel products to a broad and evolving customer base whose shopping preferences may span multiple retail channels.

As a vertically-integrated manufacturer, we design and internally manufacture the majority of our products, which allows us to offer a high degree of consistency and quality, leverage scale efficiencies, and react quickly to changes in trends within the marketplace. We have manufacturing operations located in the United States, El Salvador, Honduras and Mexico, and use domestic and foreign contractors as additional sources of production. Our distribution facilities are strategically located throughout the United States to better serve our customers with same-day shipping on our catalog products and weekly replenishments to retailers. Additional information about our Company is available at www.deltaapparelinc.com.

The compensation of our named executive officers was approved at our prior annual meeting of shareholders on February 7, 2019, with almost 99% of the shares represented at the meeting (excluding broker non-votes) cast in favor of our executive compensation programs. We have considered those results in making executive compensation decisions and determining executive compensation programs and policies. Our executive compensation programs and policies during fiscal year 2019 generally remained consistent with those presented in our proxy statement for our February 7, 2019, annual meeting of shareholders.

Key Features of Our Executive Compensation Programs

Below are some of the key features of our executive compensation programs.

What We Do:

•	We pay for performance and place a significant portion of executive officer compensation "at risk"
•	We cap the amount of cash incentive compensation and equity awards that an executive may receive in any year
•	We have robust stock ownership guidelines for certain executive positions and our directors
•	We have double trigger change-in-control cash severance benefits in our executive employment agreements
•	We pay reasonable salaries and provide appropriate benefits to our executives
•	We generally provide a blend of short-term and long-term incentive opportunities as well as a blend of cash and equity incentive opportunities
•	Our Compensation Committee is made up entirely of independent directors and is empowered to select and engage its own independent advisors

What We Don't Do:

•	We do not allow hedging, puts, calls or similar derivative transactions related to our stock
•	We do not reprice stock options and do not exchange "underwater" options for cash
•	We do not provide guaranteed cash bonuses to our named executive officers
•	We do not offer a defined benefit pension plan
•	We do not offer a supplemental executive retirement plan

Delta Apparel, Inc.     27     Proxy Statement

The principal elements of our named executive officer compensation program are base salary, performance-based annual cash incentives, service-based and performance-based equity incentives, and the employee benefits provided to our other full-time domestic employees. We utilize a combination of the foregoing elements with the ultimate goals of attracting, retaining and appropriately rewarding executive management talent and aligning the short-term and long-term interests of our executives with those of our shareholders. It is important to us that the compensation of our named executive officers be directly linked to Company performance and, with that goal in mind, our Compensation Committee believes that a significant portion of our named executive officer compensation must be "at risk", or not guaranteed, and directly tied to the financial success of the Company.

Consistent with our approach in prior years, we placed primary emphasis on earnings before interest and taxes, or "EBIT", and return on capital employed, or "ROCE", in evaluating and monitoring Company performance relative to the compensation of our executives in fiscal year 2019. We define EBIT as our revenue less expenses, excluding interest and taxes. ROCE is defined as our EBIT as a percentage of our 12-month average capital employed, with capital employed generally being equity plus debt, net of cash, cash equivalents and deferred taxes. We continue to believe that these metrics strike a proper balance between generating financial profits and efficiently allocating our capital and that these metrics are also understandable to the applicable stakeholders.

The discussion below is intended to assist you in understanding the information provided in this Executive Summary and the accompanying compensation tables contained in this Proxy Statement, and to put that information into context within our overall executive compensation program. For the reasons described in this Executive Compensation section and accompanying tables, we believe our executive compensation programs are designed to properly support our Company goals and encourage profitable growth for our business.

Performance and Pay Implications

We continue to believe that the compensation programs offered to our named executive officers align with our performance-based compensation philosophy and that our emphasis on performance-based compensation is reflected in the compensation paid to our named executive officers. For example, in fiscal year 2019, the Company achieved ROCE that was slightly below the target threshold set by our Compensation Committee applicable to the equity award for which our Chairman and Chief Executive Officer, Mr. Humphreys, was eligible, and Mr. Humphreys forfeited shares as a result.  By way of further example, in our 2018 fiscal year, the Company achieved ROCE in line with the target threshold applicable to Mr. Humphreys' equity award and he received the target amount of shares for which he was eligible. However, in fiscal years 2016 and 2017, the Company achieved ROCE above the applicable target threshold and, as a result, Mr. Humphreys was awarded shares in excess of the target amount for which he was eligible in each of those years. In other years the Company has not achieved the applicable minimum ROCE threshold and Mr. Humphreys was not awarded any shares in such years. The same dynamic is evident in our cash incentive plans tied to our consolidated EBIT performance, with our named executive officers receiving more than the target amount of cash incentive compensation for which they were eligible for fiscal years 2018 and 2019 because our EBIT was above applicable target levels. In some years, however, our named executive officers have received less than or none of the target amount of cash incentive compensation because our consolidated EBIT was below the applicable minimum or target levels.

More detail regarding the compensation of our named executive officers can be found within the Summary Compensation table located within this Proxy Statement.

Compensation Philosophy and Objectives

Our approach to executive compensation continues to be defined by the following primary objectives:

•	Aligning the interests of our shareholders and executives;

•	Establishing a strong link between executive pay and Company performance; and

•	Attracting, retaining and appropriately rewarding executive management talent in line with market practices.

Alignment of Shareholder and Executive Interests

Our executive compensation program elements are aligned with the interests of our shareholders in several key respects. The cash incentive compensation for which our executives were eligible in fiscal year 2019 was contingent on the Company's achievement of EBIT goals that we believe were both reasonable and challenging under the applicable business conditions. The performance-based equity incentive compensation for which Mr. Humphreys was eligible in fiscal year 2019 was contingent upon what we believe to be properly balanced ROCE goals. Moreover, the performance-based equity awards for which Ms. Merrill and Messrs. Grow and Stillwell were eligible based on fiscal year 2018 and 2019 performance were contingent upon

Delta Apparel, Inc.     28     Proxy Statement

what we believe to be properly balanced ROCE goals, and the performance-based equity awards based on fiscal year 2020 and 2021 performance recently granted to Ms. Merrill and Mr. Stillwell are also contingent upon what we believe to be properly balanced ROCE goals.

For several years now, the equity incentives awarded to our executives have consisted of service-based restricted stock units and/or performance units. A significant portion of these equity incentive awards is based entirely on the Company's performance with respect to ROCE. All of the equity incentive awards for which Mr. Humphreys was eligible in fiscal year 2019 and all of the equity awards for which he is eligible in fiscal year 2020 are based on the Company's performance with respect to ROCE.

In addition, the Company's stock ownership and retention guidelines, as described in the "Corporate Governance" section of this Proxy Statement, require certain of our executives, including our Chief Executive Officer and Chief Financial Officer, to maintain a significant ownership stake in the Company, effectively linking their long-term interests with those of our shareholders. Our executives are also subject to the prohibitions in our insider trading policy with respect to short selling and other speculative and derivative trading activities as well as hedging transactions with respect to our stock. We continue to believe that these restrictions, coupled with our stock ownership guidelines and the structure of our incentive compensation programs, substantially align executive and shareholder interests.

Link Between Executive Pay and Performance

As noted above, to more effectively link executive pay with the financial performance of the Company, our Compensation Committee believes that a significant portion of our named executive officer compensation must be "at risk" based on objective and predetermined financial performance criteria. The compensation for which our named executive officers were eligible in fiscal year 2019 is indicative of our strong commitment to this pay-for-performance philosophy.

Approximately 46% of the aggregate target cash compensation for which Mr. Humphreys was eligible in the 2019 fiscal year was entirely at risk and contingent on the Company's financial performance, and 100% of the equity compensation for which Mr. Humphreys was eligible in the 2019 fiscal year was entirely at risk and contingent on the Company's financial performance. Approximately 41%, 25% and 37% of the aggregate target cash compensation for which Ms. Merrill, Mr. Grow and Mr. Stillwell were, respectively, eligible in the 2019 fiscal year was entirely at risk and contingent on the Company's financial performance. In addition, one-half of the equity compensation opportunities in which Ms. Merrill and Messrs. Grow and Stillwell were eligible to vest based on fiscal year 2018 and 2019 performance was entirely at risk and contingent on the Company's financial performance.

Attracting, Retaining and Rewarding Executives

We seek to attract, retain and reward our executive officers by establishing compensation and benefit levels that are competitive relative to those offered by other companies in our industry of similar size, scope, complexity and/or other relevant characteristics. Each named executive officer's overall responsibility level within our organization, unique skills and capabilities, long-term leadership potential, and individual performance are also considered in establishing compensation. Historic pay levels and internal pay equity considerations also factor into our executive compensation decisions.

Executive Compensation Components

The principal components of compensation for our named executive officers are:

•	Base salary;

•	Performance-based cash incentives;

•	Performance-based and/or service-based equity incentives; and

•	Other employee benefits generally provided to all full-time employees in the United States.

Although there is no pre-established policy or target for the allocation between specific compensation components, a significant portion of our named executive officers' annual total target compensation is generally intended to be contingent on Company performance relative to performance goals established for our cash and/or equity incentive plans. We believe this approach reflects our objective of aligning the interests of our executives and shareholders and rewarding our executives based on Company performance without encouraging excessive or unnecessary risk in the decisions made by our named executive officers.

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Compensation Decision Roles

Compensation Committee

Our Compensation Committee reviews and approves all compensation for our named executive officers, authorizes all awards under our stock plans, and reports its decisions to our Board. The independent members of our Board also review and approve the compensation for our Chief Executive Officer. Our corporate human resources department, in consultation with our Chief Executive Officer, has traditionally provided our Compensation Committee with the recommended amounts for each element of compensation, historical levels for each compensation element, and other applicable information. While the recommendations of management provide valuable guidance, our Compensation Committee ultimately makes all final decisions with respect to compensation levels and structure for our named executive officers (except for the Chief Executive Officer, which is approved by both our Compensation Committee and our independent directors). Our Compensation Committee is empowered to engage outside advisors to provide additional information and analysis. Our Compensation Committee's charter lists the specific responsibilities of the committee and can be accessed without charge on the "Corporate Governance" tab of the "Investors" page of our website at www.deltaapparelinc.com.

During our fiscal year 2018, our Compensation Committee engaged compensation advisor FW Cook to conduct a market review of the compensation levels for the positions occupied by certain of our named executive officers.  FW Cook utilized the following peer group of eight companies in analyzing the compensation of the Company's named executive officers in fiscal year 2018:

G-III Apparel Group Ltd.	Gildan Activewear, Inc.	Oxford Industries, Inc.	Perry Ellis International, Inc.
Rocky Brands, Inc.	Superior Group of Companies, Inc.	Unifi, Inc.	Vera Bradley, Inc.

Our Compensation Committee’s goal is to award compensation that is properly balanced when all elements of potential compensation are considered. Our Compensation Committee believes that the aggregate components of our executive compensation program provide a total compensation level that is sufficient to attract, retain, motivate and reward our executive officers.

Company Management

Company management is responsible for developing and maintaining an effective compensation program throughout the Company and for administering the compensation programs decided upon by our Compensation Committee. Our Chief Executive Officer annually reviews the performance of each of our other named executive officers and provides input regarding the compensation of such named executive officers that is factored into the recommendations to our Compensation Committee. Decisions regarding the non-equity compensation of other employees are made by management while the equity compensation of such employees is approved by the Compensation Committee.

Base Salary

Base salary is paid to our executives in cash on a semi-monthly basis throughout the year and provides a minimum, fixed level of compensation. The base salary for each named executive officer is guided by the relative salary levels for comparable positions in the apparel industry, as well as the assessed potential of the executive, the executive's scope of responsibility, personal performance, experience and length of service to the Company. Each executive officer's base salary is reviewed annually and generally may be adjusted to reflect the Company's financial performance, any change in the executive officer's responsibilities, the executive officer's overall performance, inflation and other applicable factors.

Neither Mr. Humphreys' nor Mr. Stillwell's base salaries increased during our 2019 fiscal year.  Ms. Merrill's base salary was increased from $425,000 to $500,000 during our 2019 fiscal year and Mr. Grow's base salary was increased from $250,000 to $300,000 during our 2019 fiscal year. Mr. Humphreys' employment agreement with the Company provides that he will receive a base annual salary of at least $760,000, subject to upward adjustment at the discretion of our independent directors. Each of Ms. Merrill's and Mr. Stillwell's employment agreements with the Company provide (and Mr. Grow's employment agreement with the Company prior to his resignation provided) that they will receive a base annual salary of at least $500,000, $315,000 and $300,000, respectively, with each subject to upward adjustment.

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Base salaries for each of our named executive officers as of our 2019 fiscal year ended September 28, 2019, were as follows:

Named Executive Officer Base Salaries

Fiscal Year Ended September 28, 2019

Executive Officer	Base Salary
Robert W. Humphreys	$760,000
Deborah H. Merrill	$500,000
Justin M. Grow	$300,000
Jeffery N. Stillwell	$315,000

Mr. Humphreys', Ms. Merrill's, Mr. Grow's and Mr. Stillwell's base salaries were increased to $780,000, $515,000, $310,000 and $325,000, respectively, as of the beginning of the Company's 2020 fiscal year.

Annual Cash Incentive Compensation (AIC)

Our named executive officers are eligible for annual cash incentive compensation (“AIC”) that provides for the payment of cash bonuses pursuant to our Short-Term Incentive Compensation Plan. Our Short-Term Incentive Compensation Plan is designed to motivate our named executive officers and other participating employees to achieve and exceed objective annual business performance goals and to reward those employees based on such achievement. Our Compensation Committee certifies that the performance goals have been achieved prior to the payment of any AIC. Our Short-Term Incentive Compensation Plan states that no participant in the plan shall receive compensation pursuant to the plan in excess of $1.5 million during any calendar year. Our Compensation Committee may, at its discretion, adjust the actual AIC paid.

Target Value

The overall AIC opportunity for each of our named executive officers varies depending upon the executive's position, with the target value defined as a certain dollar amount per individual. Our Compensation Committee considers compensation recommendations and information provided by our corporate human resources department, information regarding each executive's individual performance and responsibilities, and other applicable data, to determine the appropriate target value for each executive. Mr. Humphreys' agreement with the Company provides that he will participate in the Company’s Short-Term Incentive Compensation Plan with a target value of $650,000 during fiscal years 2018, 2019 and 2020.

The target AIC values for each of our named executive officers based on the Company's performance as a whole, or consolidated performance, in fiscal year 2019 were as follows:

Consolidated AIC Plan Target Values

Fiscal Year 2019

Executive Officer	Target Value
Robert W. Humphreys	$650,000
Deborah H. Merrill	$150,000
Justin M. Grow	$100,000
Jeffery N. Stillwell	$30,000

We believe that focusing the executive team as a group on common financial performance goals results in greater long-term success for the Company. Our named executive officers each have cash incentive opportunities conditioned on the Company's achievement of objective financial goals. Under the AIC plan approved by our Compensation Committee for the 2019 fiscal year based on the Company's consolidated performance, our named executive officers' cash incentive opportunities were based on the Company's EBIT, along with a multiplier based on the Company's year-over-year sales growth (or decline) from fiscal year 2018 to 2019.

In establishing the EBIT threshold required to earn the target AIC value, our Compensation Committee considered, among other things, the consolidated operating performance across the business anticipated for the 2019 fiscal year. Our Compensation Committee approved scaled target value achievement for EBIT results between the minimum and maximum EBIT thresholds and, if minimum performance goals were not met by the Company, there was no guaranteed cash incentive payment.

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Consolidated AIC Plan Results

The 2019 fiscal year AIC payments to each of our named executive officers based on the Company's consolidated EBIT and year-over-year sales growth (or decline) were as follows:

Consolidated AIC Plan Payments

Fiscal Year 2019

Executive Officer	Target Value	Payment
Robert W. Humphreys	$650,000	$846,950
Deborah H. Merrill	$150,000	$195,450
Justin M. Grow	$100,000	$130,300
Jeffery N. Stillwell	$30,000	$39,090

Activewear, DTG2Go and Soffe AIC Plans

In addition to the above-referenced AIC opportunity based on the consolidated performance of the Company, Ms. Merrill was eligible for an AIC opportunity with a target of $100,000 based solely on the performance of our Activewear business in fiscal year 2019. Ms. Merrill was also eligible for an AIC opportunity with a target of $62,500 based solely on the performance of our DTG2Go digital print business in fiscal year 2019 as well as an AIC opportunity with a target of $40,000 based solely on the performance of our Soffe business in fiscal year 2019. The Compensation Committee determined that it was in the best interest of the Company to provide Ms. Merrill with these additional AIC opportunities due to the substantial time that Ms. Merrill was expected to devote to our Activewear, DTG2Go and Soffe businesses during fiscal year 2019 in connection with her leadership role in those businesses as President of our Delta Group segment.

Ms. Merrill's Activewear-specific AIC opportunity was based entirely on the EBIT achieved by our Activewear business in fiscal year 2019, her DTG2Go-specific AIC opportunity was based entirely on the EBIT achieved by our DTG2Go business in fiscal year 2019, and her Soffe-specific AIC opportunity was based on Soffe's performance with respect to various objective performance metrics in fiscal year 2019. If minimum EBIT thresholds were not met by our Activewear or DTG2Go businesses, there was no guaranteed cash incentive payment for Ms. Merrill under the applicable AIC opportunity.  Likewise, if none of the minimum thresholds established with respect to the performance metrics applicable to Ms. Merrill's Soffe-specific AIC opportunity were met by our Soffe business, there was no guaranteed cash incentive payment for Ms. Merrill under that AIC opportunity.

Salt Life AIC Plan

In addition to the above-referenced AIC opportunity based on the consolidated performance of the Company, Mr. Stillwell was eligible for an additional AIC opportunity with a target of $130,000 based solely on the performance of our Salt Life business in fiscal year 2019. The Compensation Committee determined that it was in the best interest of the Company to provide Mr. Stillwell with this additional AIC opportunity due to the substantial time that Mr. Stillwell was expected to devote to our Salt Life business during fiscal year 2019 in connection with his leadership role in that business as President of our Salt Life Group segment. Mr. Stillwell's Salt Life-specific AIC opportunity was based entirely on the EBIT achieved by our Salt Life business in fiscal year 2019. If minimum EBIT thresholds were not met by our Salt Life business, there was no guaranteed cash incentive payment for Mr. Stillwell.

Equity Incentive Compensation

Our named executive officers receive equity incentive compensation designed to provide each officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business and to link their compensation to the Company's long-term financial success. All equity awards are granted by our Compensation Committee with the aim of creating a meaningful opportunity for stock ownership based upon the executive’s current position and level of responsibility, the assessed potential of the executive, the executive’s performance, the executive’s other forms of compensation and total compensation, any other factors that are deemed relevant to accomplish the long-term goals of the Company and, as appropriate, the recommendation of the Chief Executive Officer and/or corporate human resources function.

All stock-based awards granted to our named executive officers in fiscal year 2019 were made under the Delta Apparel, Inc. 2010 Stock Plan (the "2010 Stock Plan"), which was approved by our shareholders on November 11, 2010, and re-approved at our February 4, 2015, annual meeting of shareholders. Under the 2010 Stock Plan, our Compensation Committee has the authority to determine to whom awards may be granted and the size and type of each award and manner in which such awards will vest. The awards available consist of stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock, performance units, and other stock or cash awards. The 2010 Stock Plan limits the number of shares that

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may be covered by awards to any participant in a given calendar year and also limits the aggregate awards of restricted stock, restricted stock units and performance stock granted in any given calendar year.

With limited exceptions (such as awards intended as employment retention vehicles), our general practice with respect to equity awards to our named executive officers other than our Chief Executive Officer has been to make regular equity incentive grants every other year that vest on a two-year schedule based on service and/or objective performance criteria. Consistent with this practice, our Compensation Committee made equity awards to Ms. Merrill and Messrs. Grow and Stillwell on October 1, 2017, that were eligible to vest on the filing of our Annual Report on Form 10-K with the SEC for our fiscal year ended September 28, 2019, based on service and objective performance criteria, and also made equity awards to Ms. Merrill and Messrs. Grow and Stillwell on September 29, 2019, that are, or were in the case of Mr. Grow prior to his December 15, 2019, voluntary resignation from employment with the Company, eligible to vest on the filing of our Annual Report on Form 10-K with the SEC for our fiscal year ending October 2, 2021, based on service and objective performance criteria. Our recent practice with respect to equity awards to our Chief Executive Officer has been to provide equity incentive opportunities that vest on a one-year schedule based solely on objective performance criteria. These equity awards are discussed in detail in the following paragraphs.

Chief Executive Officer

On April 27, 2017, the Company and Mr. Humphreys entered into a fourth amendment to Mr. Humphreys' employment agreement in connection with which Mr. Humphreys received a grant of 126,000 performance units subject to vesting based on Company performance in fiscal years 2018, 2019 and 2020. One-third of such performance units (42,000) were eligible to vest upon the filing of our Annual Report on Form 10-K for our 2018 fiscal year based on our average ROCE for such year, one-third of such performance units were eligible to vest upon the filing of our Annual Report on Form 10-K for our 2019 fiscal year based on our average ROCE for such year, and one-third of such performance units are eligible to vest upon the filing of our Annual Report on Form 10-K for our 2020 fiscal year based on our average ROCE for such year.

With respect to the units for which Mr. Humphreys was eligible to vest in connection with the Company's performance in fiscal year 2019, Mr. Humphreys received shares of Company stock equal to the value of the aggregate number of vested performance units. With respect to the units in which Mr. Humphreys may vest in connection with the Company's performance in fiscal year 2020, Mr. Humphreys will receive shares of Company stock equal to the value of the aggregate number of any vested performance units. No tax assistance is provided under this award, but Mr. Humphreys may elect for the Company to deduct from any shares vesting an amount sufficient to satisfy any tax liability.

The following table sets forth the calculation of the equity incentive compensation award for which Mr. Humphreys was eligible based on the Company's average ROCE in fiscal year 2019.

CEO Equity Incentive Compensation Opportunity Results

Fiscal Year 2019

ROCE (100% of Target Units)
Performance Targets		Performance Results
Average ROCE Levels	Vesting Percentage	Average ROCE	Vesting Percentage
Less than 3%	0% of target units	6.8%	96%
3%	20% of target units
3% to 7%	20% to 100% of target units (pro rata)	Target Units; 42,000
7%	100% of target units
7% to 12%	100% to 120% of target units (pro rata)	Vested Units; 40,320
12%	120% of target units (maximum)

Other Named Executive Officers

On October 2, 2017, Ms. Merrill was awarded 12,000 service-based restricted stock units and 12,000 performance units, and Messrs. Grow and Stillwell were each awarded 6,000 service-based restricted stock units and 6,000 performance units. The service-based awards to Ms. Merrill and Messrs. Grow and Stillwell consisted of restricted stock units that were eligible to vest on the filing of our Annual Report on Form 10-K with the SEC for our fiscal year ended September 28, 2019, subject to each named executive officer's continued service from the grant date until the vesting date. The performance units awarded to Ms. Merrill and Messrs. Grow and Stillwell were eligible to vest based on our average ROCE for the two-year period ended September 28, 2019, with pro rata unit vesting applicable if the actual two-year average ROCE was between the minimum and maximum ROCE performance thresholds. Any vested units were payable in shares of Company stock equal to one-half of

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the value of the aggregate number of such vested units and a cash payment equal to one-half of the value of the aggregate number of such vested units. No tax assistance was provided under this award, but Ms. Merrill and Messrs. Grow and Stillwell could each elect for the Company to deduct from any shares vesting an amount sufficient to satisfy any tax liability.

The following table sets forth the calculation of the equity incentive compensation awards for which Ms. Merrill and Messrs. Grow and Stillwell were eligible based on the Company's average ROCE for fiscal years 2018 and 2019.

Other NEO Performance-Based Equity Incentive Compensation Opportunity Results

Two-Year Period Ended September 28, 2019

ROCE (100% of Target Units)
Performance Targets		Performance Results
Average ROCE Levels	Vesting Percentage	Average ROCE	Vesting Percentage
Less than 5%	0% of target units	6.9%	69%
5%	50% of target units
5% to 10%	50% to 100% of target units (pro rata)
10%	100% of target units
10% to 15%	100% to 150% of target units (pro rata)
15%	150% of target units (maximum)

Ms. Merrill vested in 12,000 restricted stock units and 8,280 performance units and Messrs. Grow and Stillwell each vested in 6,000 restricted stock units and 4,140 performance units pursuant to the above-referenced equity award.

On January 31, 2018, Ms. Merrill was awarded 30,000 service-based restricted stock units and Messrs. Grow and Stillwell were each awarded 16,000 service-based restricted stock units, all of which are eligible to vest if each executive remains employed with the Company through the filing of our Annual Report on Form 10-K with the SEC for our 2020 fiscal year. These service-based restricted stock units are intended to serve as an employment retention vehicle and to further align the executive's interests with those of our shareholders. Any vested units will be paid in shares of Company stock equal to the value of the aggregate number of such vested units. No tax assistance is provided under this award, but each executive may elect for the Company to deduct from any shares vesting an amount sufficient to satisfy any tax liability.  Mr. Grow is no longer eligible for this award due to his December 15, 2019, voluntary resignation from the Company.

On September 29, 2019, Ms. Merrill was awarded 12,000 service-based restricted stock units and 12,000 performance units, and Messrs. Grow and Stillwell were each awarded 6,000 service-based restricted stock units and 6,000 performance units. The service-based awards consist of restricted stock units that are eligible to vest on the filing of our Annual Report on Form 10-K with the SEC for our fiscal year ending October 2, 2021, subject to each named executive officer's continued service from the grant date until the vesting date. The performance units awarded are eligible to vest based on our average ROCE for the two-year period ending October 2, 2021, with pro rata unit vesting applicable if the actual two-year average ROCE is between the minimum and maximum ROCE performance thresholds. Any vested units are payable in shares of Company stock equal to one-half of the value of the aggregate number of such vested units and a cash payment equal to one-half of the value of the aggregate number of such vested units. No tax assistance is provided under this award, but each executive may elect for the Company to deduct from any shares vesting an amount sufficient to satisfy any tax liability.  Mr. Grow is no longer eligible for these awards due to his December 15, 2019, voluntary resignation from the Company.

Other Employee Benefits

Our named executive officers receive the same employee benefits generally available to all of our full-time employees in the United States, including health, dental and vision insurance and eligibility to participate in our 401(k) plan. We provide our named executive officers with the same 401(k) matching benefit offered to all participating employees of the Company. We do not maintain any deferred compensation or supplemental executive retirement plans.

Employment Agreements

We compete for executive talent and believe that agreements providing severance and other protections play an important role in attracting and retaining key executives. We have entered into employment agreements with all named executive officers and other selected senior executives and key managers.

Robert W. Humphreys, our Chairman and Chief Executive Officer, has an employment agreement with the Company dated June 12, 2009, which was subsequently amended on August 17, 2011, June 6, 2012, December 5, 2014, and April 27, 2017. Ms.

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Merrill and Mr. Stillwell are each party to (and Mr. Grow was a party to prior to his resignation from the Company) an employment agreement with the Company dated January 1, 2019.

Employment Agreement with Chief Executive Officer

The base annual salary and base participation levels in the Company’s Short-Term Incentive Compensation Plan to which Mr. Humphreys is entitled in fiscal years 2018, 2019 and 2020 pursuant to his employment agreement are set forth in the above sections entitled "Base Salary" and "Annual Cash Incentive Compensation (AIC)", respectively. The calculation of Mr. Humphreys’ compensation under the Short-Term Incentive Compensation Plan will be the same as conducted annually for the other participants in the plan.

Mr. Humphreys' employment agreement provides that he will participate in the 2010 Stock Plan. The equity award opportunity to which Mr. Humphreys was entitled in fiscal year 2019 and the equity award opportunity to which Mr. Humphreys is entitled in fiscal year 2020, all pursuant to his employment agreement, are set forth in the above section entitled "Equity Incentive Compensation". With respect to all of Mr. Humphreys' outstanding equity grants, in the event that he is terminated other than for Cause (as defined in the agreement), and subject to satisfaction of the applicable performance criteria, Mr. Humphreys will receive the full equity award for the fiscal year in which his employment is terminated.

Mr. Humphreys is entitled to receive such perquisites as may be provided by the Company from time to time to executives of the Company in comparable positions and such other benefits as are customarily available to executives of the Company.

The agreement requires that Mr. Humphreys give the Company 180 days’ prior written notice of his voluntary termination of employment. The Company may terminate Mr. Humphreys’ employment with or without cause upon written notice. If the Company terminates Mr. Humphreys’ employment without Cause (as defined in the agreement) or Mr. Humphreys terminates his employment because of a material breach of the agreement by the Company, the Company, for a period of 12 months, will continue to pay Mr. Humphreys’ base salary, will pay 100% of his target AIC amount for the fiscal year in which his employment was terminated, and will continue to provide the life, health, and disability benefits provided to other executives during such 12-month period. The agreement provides for six months of base salary continuation to Mr. Humphreys’ estate following his death, and provides for base salary and benefits continuation for six months following termination of employment because of disability.

If within one year of a Change of Control (as defined in the agreement), Mr. Humphreys terminates his employment for Good Reason (as defined in the agreement) or the Company terminates Mr. Humphreys’ employment for any reason other than Cause (as defined in the agreement), death, or disability, then the Company must pay to Mr. Humphreys (i) an amount equal to his annual base salary in effect on the termination date, (ii) an amount equal to the full amount of the cash incentive compensation target during the fiscal year in which the termination occurs, (iii) all benefits under the Company’s various welfare and benefit plans for 12 months after the date of termination at levels and rates substantially equal to those applicable to him prior to such termination, and (iv) outplacement assistance.

Mr. Humphreys' agreement contains an IRC Section 280G “golden parachute payment savings clause” that reduces severance payments if the total amount of payments he would receive from the Company would require the Company to report an excess parachute payment.

During the term of Mr. Humphreys’ agreement and for 12 months from the date of the termination of his employment, Mr. Humphreys is generally prohibited from directly or indirectly competing with the Company by providing to any company that is in a competing business services substantially similar to the services provided by him at the time of termination. A competing business is defined as any business that engages, in whole or in part, in the manufacturing or marketing of activewear apparel in the United States. The agreement also includes non-solicitation provisions that apply to employees, customers and suppliers during the term of Mr. Humphreys’ employment and generally for a period of two years from expiration of the term of the agreement or termination of employment, as well as non-disclosure and non-disparagement provisions.

Mr. Humphreys' agreement continues until the date of the filing with the SEC of our Annual Report on Form 10-K for our fiscal year 2020.

Employment Agreements with Other Named Executive Officers

The Company's employment agreements with Ms. Merrill and Mr. Stillwell are essentially identical to each other except for the job titles, minimum base salaries set forth in the above section entitled "Base Salary," and the length and scope of their non-competition obligations. The Company had an essentially identical employment agreement with Mr. Grow before his December 15, 2019, voluntary resignation from employment with the Company. The terms summarized below applied to Mr. Grow’s employment with the Company through December 15, 2019, and, after such date, only the non-competition, non-solicitation, non-disparagement and non-disclosure restrictions summarized below apply to Mr. Grow’s employment with the Company.

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Each agreement entitles the executive to (i) the minimum base salary set forth in the above section entitled "Base Salary" (subject to upward adjustment), (ii) participate in the Company’s Short-Term Incentive Compensation Plan, and (iii) receive such other benefits as are generally available to executives of the Company, including, without limitation, paid time off and life, health and disability benefits. The term of each agreement expires on December 31, 2021.

If the executive passes away during the term of his or her agreement, the Company will continue to pay the base salary in effect at the time of death to his or her estate for six months. If the executive becomes disabled (as defined in the agreement) during the term of their agreement and the Company terminates his or her employment, he or she will continue to receive base salary and benefits for a period of six months from the date of termination.

The Company may terminate the executive's employment with or without cause upon written notice, and the executive may terminate employment with the Company upon 60 days' prior written notice. If the Company terminates the executive's employment without Cause (as defined in the agreement) or the executive terminates employment as a result of an uncured material breach of the agreement by the Company, and in each case no Change of Control (as defined in the agreement) has occurred, the executive is entitled to receive an amount equal to his or her annual base salary and the cash incentive compensation he or she received for the most recent fiscal year prior to termination, and, to the extent permitted under the applicable benefit plans and IRC Section 409A, group life and disability coverage and Company-funded medical insurance under COBRA (less the amounts active employees are required to pay for medical insurance) for 12 months. The receipt of these amounts and benefits is conditioned upon the executive's execution of a release meeting specified criteria.

If within one year after a Change of Control (as defined in the agreement), the executive terminates employment for Good Reason (as defined in the agreement) or the Company terminates the executive's employment for any reason other than Cause (as defined in the agreement), death or disability, the executive is entitled to receive a lump-sum amount equal to his or her annual base salary as of the date of termination and the cash incentive compensation he or she received for the most recent fiscal year prior to his or her termination. The Company will also provide outplacement assistance and, to the extent permitted under the applicable benefit plans and IRC Section 409A, Company-funded medical insurance under COBRA and, as available, continued coverage under the Company's various other welfare and benefit plans in effect at the time of termination for 12 months. The foregoing termination payments are subject to reduction to avoid constituting an "excess parachute payment" under IRC Section 280G, and each executive's agreement conditions the receipt of these amounts and benefits upon his or her execution of a release meeting specified criteria.

During the term of Ms. Merrill's agreement and for a period of one year after the expiration of her agreement or termination of her employment, she is subject to non-competition restrictions. During the term of Mr. Stillwell's agreement and for a period of four months after the expiration of his agreement or termination of his employment, he is subject to non-competition restrictions. In addition, during the term of each executive's agreement and for a period of one year after expiration of his or her agreement or termination of his or her employment, each executive is subject to non-solicitation restrictions.

For a period of four months from Mr. Grow's December 15, 2019, resignation from employment with the Company, he is subject to non-competition restrictions, and he is subject to non-solicitation restrictions for a period of one year from December 15, 2019.

Each agreement also restricts the executive from disparaging the Company and from disclosing the Company's confidential information.

Delta Apparel, Inc.     36     Proxy Statement

Compensation Tables

Summary Compensation

The following table provides summary information concerning the compensation paid to or earned by our named executive officers for each of the last two completed fiscal years. Narrative disclosure discussing our named executive officers' base salaries, annual cash incentive compensation and equity incentive compensation is set forth on pages [30-34] of the Executive Compensation section and is incorporated herein by reference.

Summary Compensation

Fiscal Years 2019 and 2018

		Salary	Bonus		Stock Awards		Option Awards	Non-Equity Incentive Plan Compensation		All Other Compensation	Total
Name and Principal Position	Year	($)	($)		($)(1)		($)	($)(2)		($)(3)	($)
Robert W. Humphreys	2019	$760,000	$—		$—		$—	$846,950		$10,433	$1,617,383
Chairman and Chief Executive Officer	2018	$760,000	$—		$—		$—	$696,150		$10,433	$1,466,583
(Principal Executive Officer)

Deborah H. Merrill	2019	$500,000	$—		$—		$—	$492,150	(4)	$10,875	$1,003,025
Chief Financial Officer & President, Delta Group	2018	$425,000	$—		$1,101,840	(5)	$—	$503,350	(6)	$10,625	$2,040,815
(Principal Financial Officer)

Justin M. Grow (7)	2019	$300,000	$—		$—		$—	$130,300		$13,000	$443,300
Vice President of Administration, General Counsel & Corporate Secretary	2018	$250,000	$—		$570,440	(8)	$—	$85,680		$9,167	$915,287

Jeffery N. Stillwell	2019	$315,000	$32,500	(9)	$—		$—	$39,090	(10)	$9,450	$396,040
President, Salt Life Group	2018	310,000	$26,000	(11)	$570,440	(8)	$—	$10,710		$9,400	$926,550

(1)

Amounts do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the aggregate grant date fair value of restricted share units and/or performance units computed in accordance with FASB ASC Topic 718, and which the executive is or was eligible to earn in ensuing periods based on service and/or the Company's achievement of performance results. The assumptions used for purposes of the valuation of the stock awards are described more fully in Note 12 of the financial statements in our Annual Report on Form 10-K for the year ended September 28, 2019, as filed with the SEC.

(2)	This column reflects the amounts earned by the named executive officer in the applicable periods pursuant to the Company’s Short-Term Incentive Compensation Plan.
(3)

This column reflects the matching contributions by the Company to the Company’s 401(k) savings plan. None of the Company’s named executive officers receive perquisites with an aggregate value of $10,000 or more.

(4)	The amount shown includes the aggregate of all amounts earned by Ms. Merrill under her non-equity incentive compensation plan opportunities for the 2019 fiscal year based on the Company's consolidated performance as well as the performance of each of our Activewear, DTG2Go and Soffe businesses.
(5)

The amount shown includes the aggregate grant date fair value of two separate equity awards, one of which has been realized by Ms. Merrill and one of which has not. The award that has been realized had a grant date fair value of $516,240 and contained both a service-based and performance-based component and covered the two-year period ended September 28, 2019, with the performance unit awards using the probable outcome of the performance conditions as of the grant date, which was assumed to be the target amount. If the amount of this award was calculated assuming the highest level of performance conditions was met, the grant date fair value of the award to Ms. Merrill would have been $774,360. Upon the November 21, 2019, filing of our Annual Report on Form 10-K with the SEC, Ms. Merrill vested in 12,000 restricted stock units and 8,280 performance units with an aggregate vesting date value of $537,420.  The second award included in the amount shown is a service-based award that has not yet been realized and covers an approximately three-year period.  This award has a grant date fair value of $585,600 and Ms. Merrill is eligible to vest in it if she remains employed with the Company through the filing of our Annual Report on Form 10-K with the SEC for our 2020 fiscal year.

(6)	The amount shown includes the aggregate of all amounts earned by Ms. Merrill under her non-equity incentive compensation plan opportunities for the 2018 fiscal year based on the Company's consolidated performance as well as the performance of each of our Activewear and DTG2Go businesses.
(7)	Mr. Grow voluntarily resigned from his position as Vice President of Administration, General Counsel and Corporate Secretary of the Company effective as of December 15, 2019.
(8)

The amount shown includes the aggregate grant date fair value of two separate equity awards to each of Mr. Grow and Mr. Stillwell, one of which has been realized by Mr. Grow and Mr. Stillwell and one of which has not. The award that has been realized had a grant date fair value of $258,120 and contained both a service-based and performance-based component and covered the two-year period ended September 28, 2019, with the performance unit awards using the probable outcome of the performance conditions as of the grant date, which was assumed to be the target amount. If the amount of this award was calculated assuming the highest level of performance conditions was met, the grant date fair value of the awards to each of Mr. Grow and Mr. Stillwell would have been $387,180. Upon the November 21, 2019, filing of our Annual Report on Form 10-K with the SEC, Mr. Grow and Mr. Stillwell each vested in 6,000 restricted stock units and 4,140 performance units with an aggregate vesting date value of $268,710.  The second award included in the amount shown is a service-based award that has not yet been realized and covers an approximately three-year period.  This award has a grant date fair value of $312,320 and Mr. Stillwell is eligible to vest in it if he remains employed with the Company through the filing of our Annual Report on Form 10-K with the SEC for our 2020 fiscal year. Mr. Grow is no longer eligible for this award as a result of his December 15, 2019, voluntary resignation from employment with the Company.

(9)	The amount shown includes a discretionary cash bonus provided to Mr. Stillwell for the 2019 fiscal year.
(10)

The amount shown includes the aggregate of all amounts earned by Mr. Stillwell under his non-equity incentive compensation plan opportunities for the 2019 fiscal year based on the Company's consolidated performance as well as the performance of our Salt Life business.

(11)	The amount shown includes a discretionary cash bonus provided to Mr. Stillwell for the 2018 fiscal year.

Delta Apparel, Inc.     37    Proxy Statement

Outstanding Equity Awards

The following table provides information concerning unvested unit awards (including restricted stock units and performance units) granted to our named executive officers that were outstanding as of September 28, 2019, the last day of our 2019 fiscal year.

Outstanding Equity Awards

Fiscal Year Ended September 28, 2019

	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	(#)		($)(1)	(#)		($)(1)
Robert W. Humphreys	—		—	25,200	(2)	$581,112

Deborah H. Merrill	12,000	(3)	$276,720	6,000	(4)	$138,360
	30,000	(5)	$691,800	6,000	(6)	$138,360
	12,000	(7)	$276,720	—		$—

Justin M. Grow (8)	6,000	(3)	$138,360	3,000	(4)	$69,180
	16,000	(5)	$368,960	3,000	(6)	$69,180
	6,000	(7)	$138,360	—		$—

Jeffery N. Stillwell	6,000	(3)	$138,360	3,000	(4)	$69,180
	16,000	(5)	$368,960	3,000	(6)	$69,180
	6,000	(7)	$138,360	—		$—

(1)

The market value is calculated by multiplying the number of share units by $23.06, the closing price of Delta Apparel, Inc.'s common stock on September 27, 2019 (the last trading day of our 2019 fiscal year).

(2)

In accordance with the fourth amendment to Mr. Humphreys' employment agreement, he received a performance-based award covering a three-year period granted under the 2010 Stock Plan of 126,000 performance units, with 42,000 of such performance units eligible to vest upon the filing of our Annual Report on Form 10-K for each of our fiscal years 2018, 2019, and 2020. The amount shown reflects the number of performance units that would vest if minimum performance goals are met in each of fiscal years 2018, 2019 and 2020. If target performance goals are met in each of fiscal years 2018, 2019 and 2020, Mr Humphreys would be eligible to receive 126,000 shares, and the maximum amount of shares that Mr. Humphreys would receive for fiscal years 2018, 2019 and 2020 is 151,200 shares. Mr. Humphreys vested in 42,000 performance units based on the Company's performance in fiscal year 2018 and vested in 40,320 performance units based on the Company's performance in fiscal year 2019. With respect to the performance units that vested based on our performance in fiscal years 2018 and 2019, Mr. Humphreys received shares of Delta Apparel, Inc. common stock equal to the aggregate number of such vested performance units. With respect to any performance units that vest based on our performance in fiscal year 2020, Mr. Humphreys will receive shares of Delta Apparel, Inc. common stock equal to the aggregate number of such vested performance units.

(3)	These stock-based awards, granted under the 2010 Stock Plan, are service-based restricted stock units that were eligible to vest upon the filing of our Annual Report on Form 10-K with the SEC for our 2019 fiscal year subject to the executive remaining employed with the Company through such date. Ms. Merrill, Mr. Grow and Mr. Stillwell each vested in the full amount of these service-based restricted stock units and were entitled to receive shares of Delta Apparel, Inc. common stock equal to one-half of the value of the aggregate number of such vested restricted stock units and a cash payment equal to one-half of the value of the aggregate number of such vested restricted stock units.

(4)

These stock-based awards, granted under the 2010 Stock Plan, are performance units that were eligible to vest upon the filing of our Annual Report on Form 10-K with the SEC for our fiscal year 2019 based on our performance in fiscal years 2018 and 2019. The amount shown reflects the number of performance units that would vest if minimum performance goals were met in fiscal years 2018 and 2019. If target performance goals were met in fiscal years 2018 and 2019, Ms. Merrill would be eligible to receive 12,000 shares and Messrs. Grow and Stillwell would each be eligible to receive 6,000 shares. The maximum amount of shares that Ms. Merrill could receive pursuant to the award is 18,000 shares and the maximum amount of shares that Messrs. Grow and Stillwell could each receive pursuant to the award is 9,000 shares. Ms. Merrill vested in 8,280 of these performance units and Messrs. Grow and Stillwell each vested in 4,140 of these performance units, and Ms. Merrill and Messrs. Grow and Stillwell were each entitled to receive shares of Delta Apparel, Inc. common stock equal to one-half of the value of the aggregate number of such vested performance units and a cash payment equal to one-half of the value of the aggregate number of such vested performance units.

(5)

These stock-based awards, granted under the 2010 Stock Plan, are service-based restricted stock units covering an approximately three-year period that are eligible to vest upon the filing of our Annual Report on Form 10-K with the SEC for our 2020 fiscal year if the executive remains employed with the Company through such date.

(6)	These stock-based awards, granted under the 2010 Stock Plan, are performance units that are eligible to vest upon the filing of our Annual Report on Form 10-K with the SEC for our fiscal year 2021 based on our performance in fiscal years 2020 and 2021. The amount shown reflects the number of performance units that would vest if minimum performance goals are met in fiscal years 2020 and 2021. If target performance goals are met in fiscal years 2020 and 2021, Ms. Merrill would be eligible to receive 12,000 shares and Mr. Stillwell would be eligible to receive 6,000 shares. The maximum amount of shares that Ms. Merrill can receive pursuant to the award is 18,000 shares and the maximum amount of shares that Mr. Stillwell can receive pursuant to the award is 9,000 shares. Mr. Grow is no longer eligible for these awards as a result of his December 15, 2019, voluntary resignation from employment with the Company.

(7)	These stock-based awards, granted under the 2010 Stock Plan, are service-based restricted stock units that are eligible to vest upon the filing of our Annual Report on Form 10-K with the SEC for our 2021 fiscal year subject to the executive remaining employed with the Company through such date.

(8)	Mr. Grow voluntarily resigned from his position as Vice President of Administration, General Counsel and Corporate Secretary of the Company effective as of December 15, 2019.

Delta Apparel, Inc.     38     Proxy Statement

Potential Payments Upon Termination or Change in Control

The following is a summary setting forth potential severance payments and benefits provided for in each named executive officer's employment agreement or other compensation arrangement, assuming termination of employment or a change in control occurred on September 28, 2019, the last day of our 2019 fiscal year. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the price of the Company’s common stock and the executive’s age. These benefits are in addition to benefits available generally to salaried employees upon termination. Each named executive officer's employment agreement requires the executive to comply with certain confidentiality, non-disparagement, non-solicitation and non-competition provisions, which are summarized on pages [34-36] of the Executive Compensation section and incorporated herein by reference.

Potential Payments Upon Termination or Change in Control

Fiscal Year Ended September 28, 2019

	Before Change in Control Termination Without Cause or For Company Breach		After Change in Control Termination Without Cause or For Good Reason		Change in Control Without Termination		Termination Due to Death		Termination Due to Disability		Voluntary Termination Due To Retirement
Executive	($)		($)		($)		($)		($)		($)
Robert W. Humphreys
Base Salary	$760,000		$760,000		$—		$380,000		$380,000		$—
Non-Equity Incentive Compensation(1)	$846,950		$846,950		—		$846,950		$846,950		$846,950
Equity Options and Awards (2)	$1,068,480	(3)	$1,937,040	(4)	$1,937,040	(4)	$1,937,040	(4)	$1,937,040	(4)	$—
Insurance Benefits	$6,743		$6,743		$—		$—		$3,372		$—
Outplacement Services	$—		$6,000		$—		$—		$—		$—
	$2,682,173		$3,556,733		$1,937,040		$3,163,990		$3,167,362		$846,950
Deborah H. Merrill
Base Salary	$500,000		$500,000		$—		$250,000		$250,000		$—
Non-Equity Incentive Compensation	$492,150		$492,150		$—		$492,150		$492,150		$—
Equity Options and Awards (2)	$—		$1,798,680	(4)	$1,798,680	(4)	$1,798,680	(4)	$1,798,680	(4)	$—
Insurance Benefits	$6,743		$6,743		$—		$—		$3,372		$—
Outplacement Services	$—		$6,000		$—		$—		$—		$—
	$998,893		$2,803,573		$1,798,680		$2,540,830		$2,544,202		$—
Justin M. Grow (5)
Base Salary	$300,000		$300,000		$—		$150,000		$150,000		$—
Non-Equity Incentive Compensation	$130,300		$130,300		$—		$130,300		$130,300		$—
Equity Options and Awards (2)	$—		$922,400	(4)	$922,400	(4)	$922,400	(4)	$922,400	(4)	$—
Insurance Benefits	$7,319		$7,319		$—		$—		$3,660		$—
Outplacement Services	$—		$6,000		$—		$—		$—		$—
	$437,619		$1,366,019		$922,400		$1,202,700		$1,206,360		$—
Jeffery N. Stillwell
Base Salary	$315,000		$315,000		$—		$157,500		$157,500		$—
Non-Equity Incentive Compensation	$39,090		$39,090		$—		$39,090		$39,090		$—
Equity Options and Awards (2)	$—		$922,400	(4)	$922,400	(4)	$922,400	(4)	$922,400	(4)	$—
Insurance Benefits	$3,460		$3,460		$—		$—		$1,730		$—
Outplacement Services	$—		$6,000		$—		$—		$—		$—
	$357,550		$1,285,950		$922,400		$1,118,990		$1,120,720		$—

(1)	If Mr. Humphreys' employment was terminated under any of the above-listed scenarios prior to September 28, 2019, the last day of our 2019 fiscal year, his employment agreement would have entitled him to his target non-equity incentive compensation amount of $650,000 under the Company's Short-Term Incentive Compensation Plan.

(2)

Amount includes value received under the 2010 Stock Plan. Unless otherwise indicated, the value of payments is based upon the closing price of Delta Apparel, Inc.'s common stock on September 27, 2019 (the last trading day of our 2019 fiscal year).

(3)	Amount represents the number of share units in which Mr. Humphreys vested based on the Company's fiscal year 2019 performance multiplied by $26.50, the closing price of Delta Apparel, Inc.'s common stock on the November 21, 2019 vesting date.

(4)	This amount includes share units that vested and were paid to the executive within a relatively short period of time following the last day of our 2019 fiscal year in connection with the filing of our Annual Report on Form 10-K with the SEC on November 21, 2019. If the termination or change in control occurred on or after November 21, 2019, this amount would be $968,520 for Mr. Humphreys, $1,245,240 for Ms. Merrill, and $645,680 for each of Messrs. Grow and Stillwell.

(5)	Mr. Grow voluntarily resigned from his position as Vice President of Administration, General Counsel and Corporate Secretary of the Company effective as of December 15, 2019, and he was not entitled to any severance benefits in connection therewith.

Delta Apparel, Inc.     39     Proxy Statement

Payments Made Upon Any Termination

Regardless of the manner in which a named executive officer’s employment terminates, the executive is entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	earned but unpaid salary through the date of termination;

•	non-equity incentive compensation earned and payable prior to the date of termination; and

•	amounts accrued and vested under the Company’s 401(k) Plan.

Payments Made Upon Retirement

The Company does not currently offer additional benefits upon retirement other than the benefits available to any employee leaving the Company. The Company's 2010 Stock Plan does not include provisions for vesting based upon retirement. The Company's Short-Term Incentive Compensation Plan provides that unless the Compensation Committee expressly provides otherwise, if the executive ceases to be an employee of either the Company or one of its subsidiaries during the performance period applicable to an award granted to the executive under the Short-Term Incentive Compensation Plan due to the executive's retirement (provided that the executive is at least age 62), the executive shall be entitled to a percentage portion of the payment, if any, that the executive would have been entitled to had the executive remained employed by the Company or one of its subsidiaries throughout the performance period, where the percentage shall be the percentage of the performance period during which the executive was an employee of the Company or one of its subsidiaries.

Payments Made Upon Involuntary Termination for Cause

In the event any named executive officer is terminated for Cause (as defined by his or her employment agreement), the executive is not entitled to receive any payments other than those payments identified under the heading “Payments Made Upon Any Termination” above.

Payments Made Upon Involuntary Termination Without Cause

As a result of employment agreements entered into by the Company with the named executive officers, in the event that a named executive officer’s employment is involuntarily terminated without cause or a named executive officer terminates his or her employment because of a material breach by the Company of his or her employment agreement, the executive would receive, in addition to the items identified under the heading “Payments Made Upon Any Termination” above:

•

in the case of Mr. Humphreys, 12 months of base salary continuation and payment of non-equity incentive compensation equal to 100% of the target award for the fiscal year in which the termination occurs in 12 equal monthly installments (to the extent permitted under IRC Section 409A). In addition, the full award of performance units (granted pursuant to the 2010 Stock Plan) related to the fiscal year in which Mr. Humphreys’ employment is terminated will immediately and automatically vest subject to the satisfaction of applicable performance criteria;

•

in the case of Ms. Merrill and  Mr. Stillwell (and Mr. Grow prior to his resignation), 12 months of base salary continuation and payment of non-equity incentive compensation equal to 100% of the award for the most recent full fiscal year prior to termination in 12 equal monthly installments (to the extent permitted under IRC Section 409A); and

•

continuation of group life, disability and medical insurance coverage for 12 months in the case of Mr. Humphreys, Ms. Merrill and Mr. Stillwell (and Mr. Grow prior to his resignation) at levels and rates equal to those provided to other executive-level employees during such applicable period.

Payments Made Upon a Change in Control

As discussed in detail in the Executive Compensation section, the employment agreements entered into by the Company with the named executive officers, along with the 2010 Stock Plan, contain change in control provisions. The benefits, in addition to the items listed under the heading “Payments Made Upon Any Termination” above, include:

•

in the case of Mr. Humphreys, whether or not termination results from the change in control, all performance criteria shall be deemed achieved at target levels and all other terms and conditions met to pay out all performance units. In addition, if termination results from the change in control, a lump sum payment in an amount equal to 12 months of base salary and 100% of the base amount of non-equity incentive compensation for the fiscal year in which the termination occurs;

Delta Apparel, Inc.     40     Proxy Statement

•

in the case of Ms. Merrill and Mr. Stillwell (and Mr. Grow prior to his resignation), whether or not termination results from the change in control, all restrictions on restricted stock units will terminate and all performance criteria shall be deemed achieved at target levels and all other terms and conditions met to pay out all performance units and restricted stock units. In addition, if termination results from the change in control, a lump sum payment in an amount equal to 12 months of base salary and the non-equity incentive compensation received for the most recent full fiscal year prior to termination; and

•

in the case of termination resulting from the change in control, Mr. Humphreys, Ms. Merrill and Mr. Stillwell (and Mr. Grow prior to his resignation), will receive continuation of group life, disability and Company-funded medical insurance coverage under COBRA, as available, for 12 months at levels and rates equal to those provided to other executive-level employees during such applicable period. In addition, Mr. Humphreys, Ms. Merrill and Mr. Stillwell (and Mr. Grow prior to his resignation) will receive outplacement assistance.

Payments Made Upon Death or Permanent Disability

In the event of the death or permanent disability of a named executive officer, the executive would receive, in addition to the items listed under the heading “Payments Made Upon Any Termination” above:

•

six months of base salary continuation and all performance criteria shall be deemed achieved at target levels and all other terms and conditions met to pay out all restricted stock units and/or performance units granted pursuant to the Company’s 2010 Stock Plan;

•

continuation of group life, disability and Company-funded medical insurance coverage under COBRA, as available, for six months at levels and rates equal to those provided to other executive-level employees during such period; and

•

the Company's Short-Term Incentive Compensation Plan provides that unless the Compensation Committee expressly provides otherwise, if the executive ceases to be an employee of either the Company or one of its subsidiaries during the performance period applicable to an award granted to the executive under the Short-Term Incentive Compensation Plan due to the executive's death or permanent and total disability (as defined in Code Section 22(e)(3)), the executive shall be entitled to a percentage portion of the payment, if any, that the executive would have been entitled to had the executive remained employed by the Company or one of its subsidiaries throughout the performance period, where the percentage shall be the percentage of the performance period during which the executive was an employee of the Company or one of its subsidiaries.

DIRECTOR COMPENSATION

In considering the current level of compensation for our non-employee directors and whether any adjustments are appropriate, we have historically obtained data from a number of different sources, including publicly available data for companies in our industry of comparable size, scope, complexity and other relevant characteristics and market survey data collected by our corporate human resources function. Our Compensation Committee is responsible for reviewing and approving changes to the compensation of our non-employee directors.

During fiscal year 2018, we conducted a market review of the compensation for our non-employee directors utilizing the proxy disclosures of the below-referenced group of eight companies as well as certain survey and other data based on the proxy disclosures of various public companies. Our Compensation Committee used this information as part of its analysis for establishing the compensation of non-employee directors in fiscal year 2019.

G-III Apparel Group Ltd.	Gildan Activewear, Inc.	Oxford Industries, Inc.	Perry Ellis International, Inc.
Rocky Brands, Inc.	Superior Group of Companies, Inc.	Unifi, Inc.	Vera Bradley, Inc.

For fiscal year 2019, our non-employee directors were eligible to receive the following compensation:

•	$30,000 annual retainer;

•	a grant of 2,750 restricted stock units that convert into shares of common stock on a one-for-one basis;

•	in the case of the Audit, Compensation and Corporate Governance Committees, a $10,000 annual retainer for the committee chair and $6,000 for the committee members;

•	up to $5,000 every two-year period for continuing education; and

•	reasonable travel expenses to attend meetings and Board of Director functions.

Delta Apparel, Inc.     41     Proxy Statement

The following table summarizes the compensation that our non-employee directors earned for service as members of our Board of Directors and any committee of our Board of Directors during fiscal year 2019:

Non-Employee Director Compensation

Fiscal Year 2019

Director Compensation
	Fees Earned or Paid in Cash	Stock Awards	Total
Name	($)	($)(1)	($)
Anita D. Britt	$42,000	$72,875	$114,875
J. Bradley Campbell	$42,000	$72,875	$114,875
Dr. G. Jay Gogue	$46,000	$72,875	$118,875
Glenda E. Hood(2)	$18,000	$54,670	$72,670
Robert E. Staton, Sr.	$40,000	$72,875	$112,875
A. Alexander Taylor, II	$46,000	$72,875	$118,875
David G. Whalen	$42,000	$72,875	$114,875

(1)

Each current non-employee director other than Ms. Hood received 2,750 shares of Company common stock upon the filing of our Annual Report on Form 10-K with the SEC for our fiscal year ended September 28, 2019. Ms. Hood received a pro-rated amount of shares (2,063 shares) due to her appointment to our Board in April 2019. Amounts shown are the aggregate grant date fair value of such stock awards computed in accordance with FASB ASC Topic 718. None of our current non-employee directors have any outstanding stock options or other outstanding equity awards. Please refer to the "Stock Ownership of Management and Principal Shareholders" section of this Proxy Statement for the number of shares of our common stock we believe to be beneficially owned as of December 13, 2019, by each of our current non-employee directors.

(2)	Ms. Hood was appointed to our Board in April 2019.

During fiscal year 2019, we conducted a market review of the compensation for our non-employee directors utilizing the proxy disclosures of the below-referenced group of eight companies as well as certain survey and other data based on the proxy disclosures of various public companies. Our Compensation Committee used this information as part of its analysis for establishing the compensation of non-employee directors in fiscal year 2020.

G-III Apparel Group Ltd.	Gildan Activewear, Inc.	Oxford Industries, Inc.	Perry Ellis International, Inc.
Rocky Brands, Inc.	Superior Group of Companies, Inc.	Unifi, Inc.	Vera Bradley, Inc.

For fiscal year 2020, our non-employee directors are eligible to receive the following compensation:

•	$40,000 annual retainer;

•	a grant of 2,750 restricted stock units that convert into shares of common stock on a one-for-one basis;

•	in the case of the Audit, Compensation and Corporate Governance Committees, a $10,000 annual retainer for the committee chair and $6,000 for the committee members;

•	up to $5,000 every two-year period for continuing education; and

•	reasonable travel expenses to attend meetings and Board of Director functions.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding shares of our common stock issuable pursuant to equity compensation plans as of September 28, 2019:

Equity Compensation Plans

As of September 28, 2019

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	283,500	$19.78	538,464
Equity compensation plans not approved by security holders	—	—	—
Total	283,500	$19.78	538,464

Delta Apparel, Inc.     42     Proxy Statement

On February 4, 2015, our shareholders re-approved the Delta Apparel, Inc. 2010 Stock Plan ("2010 Stock Plan") that was originally approved by our shareholders on November 11, 2010. Upon shareholder approval of the 2010 Stock Plan, all subsequent stock awards have been granted under the 2010 Stock Plan.

Under the 2010 Stock Plan, our Compensation Committee has the authority to determine the employees and directors to whom awards may be granted and the size and type of each award and manner in which such awards will vest. The awards available consist of stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock, performance units, and other stock or cash awards. The aggregate number of shares of common stock that may be delivered under the 2010 Stock Plan is 500,000 plus any shares of common stock subject to outstanding awards under the Delta Apparel Stock Option Plan ("Option Plan") or Delta Apparel Incentive Stock Award Plan ("Award Plan") that are subsequently forfeited or terminated for any reason before vesting or being exercised. The 2010 Stock Plan limits the number of shares that may be covered by awards to any participant in a given calendar year and also limits the aggregate awards of restricted stock, restricted stock units and performance stock granted in any given calendar year. If a participant dies or becomes disabled (as defined in the 2010 Stock Plan) while employed by or serving as a director, all unvested awards become fully vested. Our Compensation Committee is authorized to establish the terms and conditions of awards granted under the 2010 Stock Plan, to establish, amend and rescind any rules and regulations relating to the 2010 Stock Plan, and to make any other determinations that it deems necessary.

Prior to expiration of the Option Plan, our Compensation Committee had the discretion to grant options for up to 2,000,000 shares of common stock to officers and key and middle-level executives for the purchase of our stock at prices not less than fifty percent of the fair market value of the shares on the dates of grant, with an exercise term (as determined by our Compensation Committee) not to exceed 10 years.

Under the Award Plan, our Compensation Committee had the discretion to grant awards for up to an aggregate maximum of 800,000 shares of our common stock. The Award Plan authorized our Compensation Committee to grant to our officers and key and middle-level executives rights to acquire shares at a cash purchase price of $0.01 per share. The Award Plan contained provisions for cash payments equal to the taxes due when the shares vest.

See Proposal No. 3 on page 11 for information regarding the Delta Apparel, Inc. 2020 Stock Plan, which, if approved by shareholders at the Annual Meeting, will continue to afford our Board and its Compensation Committee the ability to offer a variety of compensatory awards designed to enhanced our long-term success by encouraging stock ownership among our executives, key employees and directors following expiration of the 2010 Stock Plan by its terms on September 14, 2020.

ADDITIONAL INFORMATION

The 2019 Annual Report contains our fiscal year 2019 Annual Report on Form 10-K filed with the SEC, including financial statements and financial statement schedules, but excluding exhibits. The Company will furnish to any shareholder, without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 28, 2019, as filed with the SEC, upon written request to Delta Apparel, Inc., 322 S. Main Street, Greenville, South Carolina 29601, Attention: Deborah H. Merrill, Chief Financial Officer.

By Order of the Board of Directors

Deborah H. Merrill

Chief Financial Officer & President, Delta Group

Greenville, South Carolina

December 17, 2019

Delta Apparel, Inc.     43     Proxy Statement

DELTA APPAREL, INC.
322 S. MAIN ST.
GREENVILLE, SC 29601

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**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E87931-P30786

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**DELTA APPAREL, INC.**

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. To elect eight directors to serve until the next Annual Meeting of Shareholders, until their successors are duly elected and qualified, or until their earlier resignation: | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees:**

01) Anita D. Britt
02) J. Bradley Campbell
03) Dr. G. Jay Gogue
04) Glenda E. Hood
05) Robert W. Humphreys
06) Robert E. Staton, Sr.
07) A. Alexander Taylor, II
08) David G. Whalen

| The Board of Directors recommends you vote FOR the following proposals: | For | Against | Abstain |
|---|---|---|---|
| 2. To approve, on an advisory basis, the compensation of our named executive officers (as defined in the proxy statement). | ☐ | ☐ | ☐ |
| 3. To approve the Delta Apparel, Inc. 2020 Stock Plan. | ☐ | ☐ | ☐ |
| 4. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 3, 2020. | ☐ | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Annual Report with Form 10-K are available at www.proxyvote.com.

E87932-P30786

**DELTA APPAREL, INC.**
**Annual Meeting of Shareholders**
**February 6, 2020, 8:30 AM**
**This proxy is solicited by the Board of Directors**

The undersigned shareholder of Delta Apparel, Inc., a Georgia corporation, hereby constitutes and appoints Deborah H. Merrill attorney and proxy on behalf of the undersigned to act and vote at the Annual Meeting of Shareholders to be held at 2750 Premiere Parkway, Suite 100, Duluth, GA 30097, on Thursday, February 6, 2020, at 8:30 AM ET, and any adjournment or adjournments thereof, and the undersigned instructs said attorney to vote as specified on the reverse side hereof.

**This proxy is solicited on behalf of the Board of Directors of Delta Apparel, Inc. and will be voted in accordance with the specifications made by the undersigned on the reverse side of this proxy. If not otherwise specified, this proxy will be deemed to grant authority to vote, and will be voted, for election of each of the nominees for director listed on the reverse side of this proxy, for the approval of proposals 2, 3 and 4, and in the discretion of the proxy with respect to such other business as may properly come before the meeting.**

**Continued and to be signed on reverse side**